UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Janus International Group, Inc.
(Name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED APRIL 10, 2025

Dear Fellow Shareholders,
We are pleased to invite you to attend our 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Janus International Group, Inc. (“Janus” or the “Company”) to be held on June 16, 2025, at 2:00 p.m. prevailing Eastern Time. This year the Annual Meeting will be conducted virtually, via live audio webcast. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/JBI2025. You will be able to submit questions and vote your shares electronically during the Annual Meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.
to elect three nominees (Ramey Jackson, Xavier Gutierrez, and Heather Harding) to serve as Class I directors until the 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending January 3, 2026;
3.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement;
4.	to approve an amendment and restatement of our certificate of incorporation to declassify the Board of Directors (the “Board”);
5.
to approve: (a) an amendment and restatement of our certificate of incorporation to eliminate supermajority vote requirements for shareholders to amend certain provisions of our certificate of incorporation and bylaws and to remove directors, and (b) an amendment and restatement of our certificate of incorporation to eliminate the supermajority vote requirement relating to certain business opportunities; and

6.	to transact other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
Our Board has set the record date as April 23, 2025. Only shareholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment of the Annual Meeting. A list of the Company’s shareholders of record will be available at our corporate headquarters located at 135 Janus International Blvd., Temple, Georgia 30179, Attn: General Counsel and on the date of the Annual Meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/JBI2025.
We plan to mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about April 25, 2025.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,

ROGER FRADIN	RAMEY JACKSON

Chair	Chief Executive Officer and Director

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED APRIL 10, 2025

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
The 2025 Annual Meeting of Janus International Group, Inc. will be held via the internet at www.virtualshareholdermeeting.com/JBI2025 on June 16, 2025, at 2:00 p.m. prevailing Eastern Time for the following purposes:
1.
to elect three nominees (Ramey Jackson, Xavier Gutierrez, and Heather Harding) to serve as Class I directors until the 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending January 3, 2026;
3.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;
4.	to approve an amendment and restatement of our certificate of incorporation to declassify the Board;
5.
to approve: (a) an amendment and restatement of our certificate of incorporation to eliminate supermajority vote requirements for shareholders to amend certain provisions of our certificate of incorporation and bylaws and to remove directors, and (b) an amendment and restatement of our certificate of incorporation to eliminate the supermajority vote requirement relating to certain business opportunities; and

6.	to transact other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose relevant to the Annual Meeting during ordinary business hours no later than ten days prior to June 16, 2025, at 135 Janus International Blvd. Temple, GA 30179, Attn: General Counsel and on the date of the Annual Meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/JBI2025.
We plan to mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about April 25, 2025.
By Order of the Board of Directors,

Elliot Kahler
General Counsel and Corporate Secretary

Page
PROXY STATEMENT SUMMARY	1
COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	4
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9
PROPOSAL 1 – ELECTION OF DIRECTORS	12
EXECUTIVE OFFICERS	25
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	32
AUDIT COMMITTEE REPORT	34
PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	36
EXECUTIVE AND DIRECTOR COMPENSATION	37
COMPENSATION DISCUSSION AND ANALYSIS	37
PROPOSAL 4 – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS	61
INTRODUCTION TO PROPOSALS 5(a) AND 5(b) – ELIMINATION OF SUPERMAJORITY VOTE PROVISIONS FROM OUR CERTIFICATE OF INCORPORATION	63
PROPOSAL 5(a) – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS FOR SHAREHOLDERS TO AMEND CERTAIN PROVISIONS OF OUR CERTIFICATE AND BYLAWS AND TO REMOVE DIRECTORS	64
PROPOSAL 5(b) – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT RELATING TO CERTAIN BUSINESS OPPORTUNITIES	65
OTHER MATTERS	66
INCORPORATION BY REFERENCE	67
AVAILABILITY OF SEC FILINGS, CODE OF ETHICS, AND COMMITTEE CHARTERS	68
WHERE TO FIND ADDITIONAL INFORMATION	69
COST OF PROXY SOLICITATION	70
ANNEX A: Third Amended and Restated Certificate of Incorporation	A-1

PROXY STATEMENT SUMMARY
Below are highlights of certain information in this proxy statement (this “Proxy Statement”). As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete Proxy Statement and Janus’s 2024 Annual Report before you vote. References to “Janus,” the “Company,” “we,” “us” or “our” refer to Janus International Group, Inc.
2025 Annual Meeting of Shareholders

Date and Time:	June 16, 2025, 2:00 p.m. ET
Place:	Via the internet at www.virtualshareholdermeeting.com/JBI2025
Record Date:	April 23, 2025
Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
Admission:	To enter the Annual Meeting via www.virtualshareholdermeeting.com/JBI2025, you will need the 16-digit control number provided in your proxy materials.

The deadline for voting via the internet or by telephone is 11:59 p.m. ET on June 15, 2025. If you vote by mail, your proxy card must be received before the Annual Meeting.
Beneficial owners who own shares through a bank, brokerage firm, or similar organization can vote by returning the voting instruction form, or by following the instructions for voting via the internet or by telephone, as provided by the bank, brokerage firm, or similar organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
If you are a shareholder of record or a beneficial owner, you may choose to vote at the Annual Meeting. Even if you plan to attend our Annual Meeting, please cast your vote as soon as possible. For more information on voting your shares, please see the section titled “Commonly Asked Questions and Answers About the Annual Meeting.”
Electronic Delivery of Proxy Materials
As permitted under SEC rules, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of these proxy materials. We believe that this process expedites receipt of our proxy materials by shareholders, while lowering the costs and reducing the environmental impact of the Annual Meeting. All shareholders will have the ability to access the proxy materials over the internet and to request a paper copy by mail or an electronic copy by e-mail by following the instructions in the notice. Shareholders who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice of Internet Availability.
About Janus
Headquartered in Temple, Georgia, Janus is a leading global manufacturer, supplier, and provider of turn-key self-storage, commercial, and industrial building solutions. With several U.S. and international manufacturing facilities, the Company provides facility and door automation and access control technologies, roll-up and swing doors, hallway systems, relocatable storage “MASS” (Moveable Additional Storage Structures) units, and trucking terminal renovation, remodeling, and maintenance services (among other solutions) to serve several U.S. and international locations. The Company is fundamental to its customer’s success throughout every phase of a project by providing solutions ranging from facility planning and design, construction, technology, and the restoration, rebuilding, and replacement (“R3”) of damaged or end-of-life products. Our common stock is listed and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “JBI.”

Voting Matters and Board Recommendations

	Voting Matters	Board Recommendations	Page Reference
Proposal 1.	Election of Directors	FOR Each Nominee	12
Proposal 2.	Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	32
Proposal 3.	To Approve, on a Non-Binding, Advisory Basis, the Compensation of our Named Executive Officers	FOR	36
Proposal 4.	Approval of an Amendment and Restatement of our Certificate of Incorporation to Declassify the Board	FOR	61
Proposal 5(a).	Approval of an Amendment and Restatement of our Certificate of Incorporation to Eliminate Supermajority Vote Requirements for Shareholders to Amend Certain Provisions of our Certificate and Bylaws and to Remove Directors	FOR	64
Proposal 5(b).	Approval of an Amendment and Restatement of our Certificate of Incorporation to Eliminate the Supermajority Vote Requirement Relating to Certain Business Opportunities	FOR	65

Our Board of Directors

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Independent
Ramey Jackson	I	52	Chief Executive Officer and Director	2021	2025	2028	No
Xavier Gutierrez	I	51	Director	2021	2025	2028	Yes
Heather Harding	I	56	Director	2022	2025	2028	Yes
David Doll	II	66	Director	2021	2026		Yes
Thomas Szlosek	II	61	Director	2021	2026		Yes
Eileen M. Youds	II	67	Director	2023	2026		Yes
Roger Fradin	III	71	Chair of the Board	2021	2027		Yes
Tony Byerly	III	58	Director	2023	2027		Yes
Joseph F. Hanna	III	62	Director	2023	2027		Yes

Corporate Governance Highlights
We are committed to strong corporate governance practices and policies, as described below, that support effective Board leadership and prudent management practices.
•	Robust risk oversight by the full Board and its committees.
•	Annual review of key Committee charters and Corporate Governance Guidelines. The charters of each of these committees can be viewed on Janus’s investor website.
•	Independent Audit, Compensation, and Nominating and Corporate Governance Committees.
•	Annual Board and Committee self-evaluations.
•	Limits on memberships on other public company boards of directors.
•	Active recruitment of qualified, diverse director candidates.
•	Oversight of our code of ethics.
•	Policy concerning ongoing educational resources and opportunities related to fiduciary duties and other matters.

•	Insider Trading Policy applicable to directors, executive officers, and other Company individuals, including prohibitions against short sales, hedging, margin accounts, and pledging.
•
Clawback Policy provides for the recoupment of certain executive compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the securities laws.

•	Separation of roles of Chair of the Board (the “Chair”) and CEO.
•	Eight of our nine directors are independent, including our Chair.
•	Proposed annual advisory vote to approve executive compensation.
•
Director participation in Board and committee meetings during 2024 for all incumbent directors was 75% or more during the period for which each director served on the Board or each such committee during 2024.

•	No poison pill.
•	Whistleblowing procedures and strict non-retaliation policy.
•	Meaningful stock ownership guidelines for directors and executives.
Executive Compensation Preview
The “Executive and Director Compensation” section of this Proxy Statement provides a discussion of our executive compensation philosophy and the pay programs applicable to our named executive officers. Our compensation program design links compensation to the performance of our business and rewards fiscal year results through our annual incentive plan and long-term performance with equity awards.
Our Named Executive Officers
Our leadership team during fiscal year 2024 included the following named executive officers (“NEOs”):

Name	Position
Ramey Jackson	Chief Executive Officer
Anselm Wong	Executive Vice President and Chief Financial Officer
Morgan Hodges	Executive Vice President
Vic Nettie	Vice President of Manufacturing
Elliot Kahler	General Counsel and Corporate Secretary

Forward-Looking Statements
This Proxy Statement and the cover letter contain “forward-looking statements” regarding expectations about future business and financial results, which speak only as of the date of this Proxy Statement. Although we believe that the forward-looking statements contained in this Proxy Statement are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 28, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance, and actual results, developments, and business decisions may differ from those contemplated by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this Proxy Statement, and we caution investors not to place undue reliance on any such forward-looking statements.
The information on our website and the materials available through it are not incorporated by reference into this Proxy Statement.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	Why did I receive these materials?
The Board of the Company is soliciting your proxy to vote at our Annual Meeting (or at any postponement or adjournment of the Annual Meeting). Shareholders who own shares of our common stock as of the record date, April 23, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. The Securities and Exchange Commission’s (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.
Q:	Who will be entitled to vote?
Shareholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, the Company anticipates that it will have approximately 139,961,636 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q:	What will I be voting on?
You will be voting on:
1.
the election of three nominees (Ramey Jackson, Xavier Gutierrez, and Heather Harding) to serve as Class I directors until the 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending January 3, 2026;
3.	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement;
4.	to approve an amendment and restatement of our certificate of incorporation to declassify the Board;
5.
to approve: (a) an amendment and restatement of our certificate of incorporation to eliminate supermajority vote requirements for shareholders to amend certain provisions of our Certificate and Bylaws and to remove directors, and (b) an amendment and restatement of our certificate of incorporation to eliminate the supermajority vote requirement relating to certain business opportunities; and

6.	any other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
Q:	How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.	FOR the election of Ramey Jackson, Xavier Gutierrez, and Heather Harding as Class I directors;
2.	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending January 3, 2026;

3.	FOR the non-binding, advisory approval of executive compensation;
4.	FOR the approval of an amendment and restatement of our certificate of incorporation to declassify the Board; and
5.
FOR the approval of: (a) an amendment and restatement of our certificate of incorporation to eliminate supermajority vote requirements for shareholders to amend certain provisions of our Certificate and Bylaws and to remove directors, and (b) an amendment and restatement of our certificate of incorporation to eliminate the supermajority vote requirement relating to certain business opportunities.

Q:	How do I cast my vote?
Beneficial Shareholders. If you hold your shares through a broker, trustee, or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.
Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/JBI2025. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com, including by scanning the QR code provided on the Notice or proxy card with your mobile device;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 15, 2025. If you vote by mail, your proxy card must be received before the Annual Meeting.
Q:	What happens if I do not vote?
Beneficial Shareholders. If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Proposals 1, 3, 4, 5(a), and 5(b) are considered to be “non-routine” under NYSE rules such that your broker, bank, or other agent cannot vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 2 is considered to be “routine” under NYSE rules and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal 2.
Registered Shareholders. If you are a shareholder of record and do not submit a proxy by completing and delivering your proxy card or through the internet or telephone, and do not vote virtually at the Annual Meeting, your shares will not be voted.
Q:	Can I access the proxy materials electronically?
Yes. Our proxy materials are available at https://ir.janusintl.com. In addition, instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q:	How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee, or nominee for instructions on how to change their proxy vote.
Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise:
1.	via the Internet at www.proxyvote.com, including by scanning the QR code provided on the Notice or proxy card with your mobile device;
2.	by phone by calling 1-800-690-6903;
3.	by signing and returning a new proxy card; or
4.	by voting at the virtual Annual Meeting.
Q:	How can I attend the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a shareholder of record as of the Record Date, you may attend, vote, and ask questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/JBI2025 and entering your 16-digit control number. This number is included in your proxy card.
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker, bank, or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting.
If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may type questions into the dialog box provided at any point during the Annual Meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/JBI2025 for at least one year.
If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the Annual Meeting.
Q:	Why is the Annual Meeting virtual only?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for the Company and its shareholders. Hosting a virtual meeting makes it easy for the Company and its shareholders to participate from any location around the world.
Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 – ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Withhold votes and broker non-votes will not impact the election of the nominees.
PROPOSAL 2 – RATIFICATION OF AUDITORS
A majority of the votes cast is required to approve the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025. Abstentions will have no effect on this proposal. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of KPMG LLP. Any broker non-votes will have no effect on this proposal.

PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
A majority of the votes cast is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Abstentions and broker non-votes will have no effect on this proposal.
PROPOSAL 4 – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD
The affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve the amendment and restatement of our certificate of incorporation to declassify the Board. Abstentions and broker non-votes will have the effect of a vote against this proposal.
PROPOSAL 5(a) – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS FOR SHAREHOLDERS TO AMEND CERTAIN PROVISIONS OF OUR CERTIFICATE AND BYLAWS AND TO REMOVE DIRECTORS
The affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve the Two-Thirds Supermajority Elimination Amendments (as defined below) set forth in Articles V, VI and XII of the Third Amended and Restated Certificate set forth in Annex A to this Proxy Statement. Abstentions and broker non-votes will have the effect of a vote against this proposal.
PROPOSAL 5(b) – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT RELATING TO CERTAIN BUSINESS OPPORTUNITIES
The affirmative vote of the holders of at least 80% of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve the 80% Supermajority Elimination Amendment (as defined below) set forth in Article IX of the Third Amended and Restated Certificate set forth in Annex A to this Proxy Statement. Abstentions and broker non-votes will have the effect of a vote against this proposal.
Q:	What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority in voting power of the issued and outstanding shares are virtually present at the Annual Meeting or represented by proxy. On the Record Date, the Company anticipates that it will have approximately 139,961,636 shares outstanding and entitled to vote. Thus, the holders of 69,980,818 shares must be virtually present or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online during the Annual Meeting. Proxies marked “Abstain” as well as broker non-votes will also be counted towards the quorum requirement. If there is no quorum, the chair of the meeting or, by a majority in voting power thereof, the shareholders present (either virtually present or by proxy) at the Annual Meeting, may adjourn the Annual Meeting to another date.
Q:	When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K that we intend to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
Q:	What is the deadline for submitting a shareholder proposal or director nomination for the 2026 Annual Meeting?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of shareholders to be held in 2026, must be received by the Company at our principal executive offices at 135 Janus International Blvd., Temple, GA 30179, Attn: Corporate

Secretary no later than     , 20  . Shareholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2026 (but not include it in the Company’s proxy materials) must provide timely notice in proper written form of such proposal to the Corporate Secretary at the Company’s principal executive offices no later than the close of business on      , 20   and not earlier than the close of business on     , 20  , assuming the Company does not change the date of the 2026 annual meeting of shareholders by more than 30 days before or 70 days following the anniversary of the 2025 Annual Meeting. If so, the Company will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of the Company’s Amended and Restated Bylaws (our “Bylaws”) and be submitted in writing to the Corporate Secretary at the Company’s principal executive offices.
In addition to satisfying the foregoing requirements under our Bylaws, including advance notice of director nominations, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than     , 20  . Such notice may be mailed to our Corporate Secretary at the address above.
Q:	What happens if there are technical difficulties during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting, or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the www.virtualshareholdermeeting.com/JBI2025 login page.
In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/JBI2025. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the annual meeting will also be posted on our Investors website at https://ir.janusintl.com.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is currently composed of nine directors. Our second amended and restated certificate of incorporation (our “Certificate”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Certificate also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. However, if Proposal 4 is approved at the Annual Meeting, the Company currently intends to phase out this classified Board structure.
Board and Culture
Our Board is fully engaged, provides informed and meaningful guidance and feedback, and maintains an open dialogue with management based on a clear understanding of our strategic plans. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue, which our leadership team embraces. Our directors have access to our officers and employees to address questions, comments, or concerns. Additionally, the Board and its committees have the power to hire independent legal, financial, or other advisors without approval from, or consultation with, Janus management.
Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. The partnership and oversight of a strong and multi-faceted Board with varied perspectives rooted in deep experience in global business, finance, operations, and strategy are essential to creating long-term shareholder value.
The following table sets forth, as of April 23, 2025, the director’s name, class, age, and other information for each member of our Board:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Independent
Ramey Jackson	I	52	Chief Executive Officer and Director	2021	2025	2028	No
Xavier Gutierrez	I	51	Director	2021	2025	2028	Yes
Heather Harding	I	56	Director	2022	2025	2028	Yes
David Doll	II	66	Director	2021	2026		Yes
Thomas Szlosek	II	61	Director	2021	2026		Yes
Eileen M. Youds	II	67	Director	2023	2026		Yes
Roger Fradin	III	71	Chair of the Board	2021	2027		Yes
Tony Byerly	III	58	Director	2023	2027		Yes
Joseph F. Hanna	III	62	Director	2023	2027		Yes

Director Qualifications and Skills
We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility, reputational issues, strategy, and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in manufacturing, self-storage, commercial and industrial building solutions, access controls, and related automation technologies. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Ethics and in the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as qualifications, qualities, skills, and other expertise in the context of the needs of the Board. In addressing issues of board composition, the Nominating and Corporate Governance Committee considers the extent to which a nominee will contribute to an appropriately varied Board with respect to background, experience, expertise, perspective, and personal attributes. The Nominating and Corporate Governance Committee believes that a variety of backgrounds and viewpoints is a key attribute for a director nominee. When considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with a variety of viewpoints, accomplishments, background, professional expertise, and personal attributes, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including some or all of the following:
•	the nominee’s ability to represent all shareholders without a conflict of interest,
•
the nominee’s ability to work in and promote a productive environment and corporate culture that promotes compliance with legal and regulatory requirements and the ethical conduct of the Company’s business,

•	whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director,
•	whether the nominee has demonstrated the high level of character, ethics, and integrity expected by the Company,
•	whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly traded company,
•	the nominee’s ability to apply sound and independent business judgment,
•	the diverse attributes of the nominee, such as differences in background, qualifications, and personal characteristics, and
•	other attributes that the Nominating and Corporate Governance Committee may consider in its judgment.
The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Company’s Corporate Governance Guidelines, and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders including accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high-performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences, and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its shareholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Certificate and Bylaws, our Class I directors will serve until this Annual Meeting of shareholders, our Class II directors will serve until the annual meeting of shareholders to be held in 2026, and our Class III directors will serve until the annual meeting of shareholders to be held in 2027. However, if Proposal 4 is approved at the Annual Meeting, the Company currently intends to phase out this classified Board structure, as further described herein.
In addition, our Certificate currently provides that our directors may be removed only for cause upon the affirmative vote of at least 66 2∕3% of the total voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class. However, if Proposal 4 is approved at the Annual Meeting, the proposed Declassification Amendment (as defined below) will amend such provision to provide that, beginning with the 2028 annual meeting of shareholders (that is, the first annual meeting of shareholders at which the Board will no longer be classified), a director may be removed from office with or without cause. In addition, the proposed Supermajority Elimination Amendments defined and described in Proposal 5 would, among other things, amend Article VI such that the removal of directors would require the affirmative vote of the holders of at least a majority of the total voting power of the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Our Certificate also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.
Communications with the Board
The Nominating and Corporate Governance Committee will consider shareholder nominations for membership on the Board. Please see the “Proposal 1 – Election of Directors — Communications by Shareholders and Other Interested Parties with the Board” section of this Proxy Statement for additional information.
Vacancies on the Board
When filling a vacancy on the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors and shareholders are permitted to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.
Director Skills
The table below is a summary of the range of qualifications and skills that each director brings to the Board. The table does not include all of the qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not checked for a specific director does not mean that the director does not possess it.

DIRECTOR SKILLS MATRIX

	Roger Fradin	Ramey Jackson	Thomas Szlosek	David Doll	Eileen Youds	Xavier Gutierrez	Joe Hanna	Tony Byerly	Heather Harding
Accounting/Financial Reporting			X	X		X			X
Business Operations	X	X	X	X	X	X	X	X	X
Corporate Governance	X	X	X	X	X	X	X	X	X
Environmental/Social Responsibility	X	X			X	X		X	
Financial Literacy/Expertise	X	X	X	X	X	X		X	X
Government/Regulatory	X					X	X		X
Human Capital Management	X	X		X	X	X	X	X	
Independence	X		X	X	X	X	X	X	X
Self-Storage Industry Knowledge		X	X	X					
International Business	X	X	X	X	X			X	X
Investor Relations Management	X	X	X			X	X		X
Mergers & Acquisitions	X	X	X	X	X	X	X	X	X
Public Company Executive Experience	X	X	X	X	X		X	X	X
Recent Public Company Board Experience	X	X	X			X	X		
Risk Management	X	X	X	X	X	X	X	X	X
Technology	X				X	X	X	X	
Cybersecurity					X	X

PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Ramey Jackson	I	52	Chief Executive Officer and Director	2021	2025	2028
Xavier Gutierrez	I	51	Director	2021	2025	2028
Heather Harding	I	56	Director	2022	2025	2028

Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
Director Nominees to Serve for a Three-Year Term Expiring at the 2028 Annual Meeting
Ramey Jackson has served as a director and the Chief Executive Officer of the Company since the effective time of the Business Combination in June 2021, extending his previous appointment as Chief Executive Officer of Janus International Group, LLC, effective August 2019. Mr. Jackson has been with Janus for over 20 years, having joined the company in 2002 as Vice President of Sales when Janus was founded. Prior to Janus, Mr. Jackson was a sales executive for Doors and Building Components, Inc. and prior to that, a sales and marketing executive with Atlas Door and GA Power.
We determined that Mr. Jackson’s extensive self-storage and commercial industry knowledge and his expertise in sales, marketing, and business development qualifies him to serve as a director on the Board of Directors.
Xavier A. Gutierrez has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Gutierrez is Chairman & CEO of ImpactX Sports Group, LLC, a private investment, operating, and strategic advisory firm focused on the global sports industry, positions he has held since April 2024. Previously, he served as CEO of the Arizona Coyotes NHL franchise from 2020 to 2024. In addition to serving as the first Latino CEO in the history of the National Hockey League, Mr. Gutierrez is one of the only real estate executives and private equity investors to have led a major professional sports franchise. During his 30-year career, Mr. Gutierrez has served as an investor, principal, and dealmaker at a wide array of organizations, including Clearlake Capital Group, The Meruelo Group, Phoenix Realty Group, Latham & Watkins, Lehman Brothers, and the NFL. Mr. Gutierrez currently serves on the boards of Trinitas Capital Management, the Arizona Community Foundation, Aspen Institute Latinos in Society Program, the Hispanic Scholarship Fund, the Stanford Alumni Association, and SUMA Wealth. In 2024, Mr. Gutierrez co-founded LiS: Latinos in Sports, a multi-strategy platform to promote and support the impact of Latinos to the global sports industry. Mr. Gutierrez has previously served as a voting member of the U.S. Securities and Exchange Commission Advisory Committee on Small and Emerging Companies and previously served on the board of directors of several organizations, including the Commercial Bank of California, Sizmek, Inc. (formerly NASDAQ: SZMK), the California Community Foundation, and the US Hispanic Chamber of Commerce. Mr. Gutierrez graduated cum laude from Harvard University, where he received a Bachelor of Arts in Government. He received his Doctor of Jurisprudence from Stanford Law School.
We determined that Mr. Gutierrez’s expertise in strategic planning and business operations and extensive experience in executive management, including service on other board of director committees, qualifies him to serve as a director on the Board of Directors.
Heather Harding has served as a director of the Company since July 2022. Previously, Ms. Harding served as Chief Financial Officer of Luxfer Holdings PLC from January 2018 until March 2022, and had served as its

Advisor. Over the past 25 years, Ms. Harding has held finance leadership roles of increasing responsibility in global industrial companies. Most recently, she served as Vice President, Finance, for Eaton Lighting, a business unit of Eaton Corporation. Prior to that, she was Vice President, Finance, for various operating units within Cooper Industries and Emerson Electric. Ms. Harding currently serves on the board of directors of J.M. Huber Corporation. A Certified Public Accountant, Ms. Harding received a Bachelor of Science in Accounting from Southern Illinois University at Carbondale.
We determined that Ms. Harding’s extensive management and financial experience, including formerly serving as the Chief Financial Officer of a publicly traded company, and the attributes that make her eligible to serve as an “audit committee financial expert,” qualify her to serve as a director on the Board of Directors.
Continuing Directors
Tony Byerly has served as a director of the Company since December 2023. Mr. Byerly currently serves as Global President of Securitas Technology, Securitas AB, and Chief Executive Officer of Securitas Technology Corporation, a division of Securitas AB (STO: SECU-B) where he has worked since 2016. Mr. Byerly has over 30 years of senior leadership and security experience and has held positions of increasing responsibility in global security companies. Before serving in his current role at Securitas Technology, Byerly was the Executive Vice President of Global Security for Diebold Incorporated where he led global strategy efforts and the successful divestiture of the North America business to Securitas in 2016. Prior to that, Mr. Byerly served as President and Chief Operating Officer at Stanley Security as part of Stanley Black & Decker. Mr. Byerly received a Bachelor of Arts Degree in Social Science and Business from Eureka College.
We determined that Mr. Byerly’s past leadership experience and extensive experience in a wide array of industries, including in the security and technology industries, qualifies him to serve as a director on the Board of Directors.
David Doll has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Doll is a seasoned executive in the self-storage industry. From 2005 through 2017, Mr. Doll was the President of Real Estate for Public Storage Inc., one of the world’s largest owner and operator of self-storage facilities. Prior to Public Storage, Mr. Doll was with Westfield Corporation, an international shopping center developer, owner, and operator. Mr. Doll graduated from the Ross School of Business at the University of Michigan with a bachelor’s degree in business administration and a major in accounting.
We determined that Mr. Doll’s extensive experience in the self-storage industry and past directorship experience qualifies him to serve as a director on the Board of Directors.
Roger Fradin has served as Chair of the Board of Directors since December 2023 and has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Fradin has over 40 years of experience acquiring, building, and leading a diverse set of industrial businesses. Mr. Fradin began his career at Pittway Corporation where he held a variety of roles of increasing responsibility, including President and Chief Executive Officer of the Security and Fire Solutions segment, and helped lead an entrepreneurial team which transformed Pittway into a $2 billion world leader in electronic security and fire systems. In 2000, Pittway was acquired by Honeywell International Inc. (NYSE: HON), or Honeywell. Shortly thereafter, Mr. Fradin assumed the role of President and Chief Executive Officer of Honeywell Automation and Control Solutions, or ACS. In this role, Mr. Fradin transformed ACS from a business with $7 billion in sales in 2003 focused predominantly on the U.S. market to a $17 billion in sales (as of 2014) global business leader in the development and manufacture of environmental controls, life safety products, and building and process solutions. From 2000 to 2017, Mr. Fradin oversaw, directed, and integrated the acquisition of 60 companies at Honeywell, aggregating billions of dollars in deal value. Mr. Fradin’s strategy and execution for ACS helped create more than $85 billion of value to Honeywell’s shareholders. During his tenure at Honeywell, Mr. Fradin also served as Vice Chairman of Honeywell where he was responsible for acquisition strategy for all of Honeywell. From February 2018 to November 2024, Mr. Fradin served as Chairman of Resideo Technologies, Inc. (NYSE: REZI), or Resideo, a leading provider of home comfort and security solutions. From September 2024 to February 2025, Mr. Fradin served on the board of CompoSecure, Inc. (NASDAQ: CMPO). In addition to Janus, Mr. Fradin currently sits on the boards of L3Harris Technologies Inc. (NYSE: LHX), Vertiv Group Corp. (NYSE: VTV), and Resolute Holdings Management, Inc. (NASDAQ: RHLD). Also, Mr. Fradin currently serves as a board observer to CompoSecure, Inc. (NASDAQ: CMPO) and as an advisor to MSC Industrial Direct Co., Inc. (NYSE: MSM), or MSC, and Resideo. Mr. Fradin formerly served on the boards of Pitney Bowes Inc.

(NYSE: PBI) and GS Acquisition Holdings Corp. (NYSE: GSAH) and several of The Carlyle Group’s, or Carlyle, portfolio companies. Mr. Fradin holds a B.S. and M.B.A. from The Wharton School at the University of Pennsylvania.
We determined that Mr. Fradin’s extensive public company experience, directorship experience with similar companies, and extensive experience in the manufacturing and technology industries qualifies him to serve as a director on the Board of Directors.
Joseph F. Hanna has served as a director of the Company since December 2023. Mr. Hanna currently serves as President, Chief Executive Officer, and a director of McGrath RentCorp (Nasdaq: MGRC), a leading business-to-business rental company. Mr. Hanna has served as President, Chief Executive Officer, and director of McGrath since 2017. Before serving in his current role at McGrath, Mr. Hanna served as Chief Operating Officer and served in positions of increasing responsibility since 2003. Before joining McGrath, Mr. Hanna served as an officer in the United States Army following his graduation from West Point. Mr. Hanna received a Bachelor of Science Degree in Electrical Engineering from the U.S. Military Academy.
We determined that Mr. Hanna’s extensive business experience qualifies him to serve as a director on the Board of Directors
Thomas A. Szlosek has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Szlosek is Executive Vice President and Chief Financial Officer of AutoNation, Inc. (NYSE: AN), an automotive retailer. Mr. Szlosek currently serves on the board of directors of RXO, Inc. (NYSE: RXO). He joined AutoNation, Inc. in August 2023, having served as Executive Vice President and Chief Financial Officer of Avantor, Inc. (NYSE: AVTR) from December 2018 to August 2023. Prior to joining Avantor, Inc., he spent 14 years with Honeywell, including the last five years as Chief Financial Officer. Mr. Szlosek also spent eight years with GE Corporation, including three years as the CFO for GE Medical Systems, based in Asia, and two years as the CFO for GE Consumer Finance, based in Ireland. He is a Certified Public Accountant and graduated from The State University of New York at Geneseo.
We determined that Mr. Szlosek’s extensive management experience in manufacturing and other similarly situated companies, including serving as the Chief Financial Officer of several multi-faceted organizations and the attributes that make him eligible to serve as an “audit committee financial expert,” qualify him to serve as a director on the Board of Directors.
Eileen M. Youds has served as a director of the Company since December 2023. Ms. Youds most recently served as Chief Technology Officer of Portfolio Companies, Operating Principal of Global Infrastructure Partners (GIP), an infrastructure investor, where she worked from December 2012 to December 2023. Prior to GIP, Ms. Youds was in manufacturing, human resources, and defense contracting, serving in leadership roles as President, GM, and COO. Ms. Youds has extensive expertise in process and productivity improvement, technology, manufacturing, engineering, and education. Ms. Youds also serves on the boards of a range of corporate, educational and civic organizations, including the University of Northern Iowa and the University of St. Thomas. She has over 30 years of senior leadership and technology experience and has held positions of increasing responsibility in multi-billion dollar companies, including Pearson Vue and Honeywell. Ms. Youds holds a MEP (Management Executive Program) from the Carlson School of Management, University of Minnesota, a M.A. in Mathematics/Computer Science and a B.A. in Chemistry/Mathematics from the University of Northern Iowa.
We determined that Ms. Youds’s extensive business experience, including with respect to information technology and cybersecurity and her service on other boards of directors qualifies her to serve as a director on the Board of Directors.
Independence Status
Providing objective, independent judgment is at the core of the Board’s oversight function. Director independence is determined in accordance with the listing standards of the various securities exchanges as well as by the rules and regulations of the SEC. Our Corporate Governance Guidelines provide that a significant majority of the Board and all of the members of the Audit and Compensation Committees must be independent from management and must meet all of the applicable criteria for independence established by NYSE and the

SEC. Our Board makes an annual determination of the independence of each director. No director may be deemed independent unless the Board determines that neither the director nor any of the director’s immediate family members has a material relationship with Janus, directly or as an officer, shareholder or partner of an organization that has a material relationship with Janus.
Our Board has determined that all of our non-employee directors meet the requirements to be independent directors under NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining independence, including beneficial ownership of our common stock, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”
In addition, our Board has determined that each member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent and that Audit Committee members as well as Compensation Committee members satisfy independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
As a result of the above-mentioned determinations, we currently comply with all independence requirements under NYSE listing standards. The above information was derived from the Company’s books and records and responses to questionnaires completed by the directors and officers in connection with the preparation of this Proxy Statement.
Board Meetings and Committees
For the year ended December 28, 2024, our Board held four regular meetings and one special meeting. During 2024, the Audit Committee held five regular meetings and four special meetings, the Nominating and Corporate Governance Committee held four regular meetings and no special meetings, and the Compensation Committee held four regular meetings and no special meetings. Our directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. With respect to our 2024 annual meeting of shareholders, all but one member of our Board attended the meeting. In 2024, each incumbent director attended at least 75% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served.
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties, and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
The following table provides membership and meeting information for each of the committees of the Board as of April 23, 2025:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ramey Jackson
Roger Fradin (Chair)		X (Chair)	X
Xavier Gutierrez		X
David Doll	X		X (Chair)
Thomas Szlosek	X (Chair)
Heather Harding	X
Tony Byerly			X
Joseph F. Hanna		X
Eileen M. Youds(1)	X		X

(1)	Ms. Youds was appointed to the Audit Committee in February 2025.

Audit Committee
The Audit Committee is responsible for, among other matters:
1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
2.	pre-approving audit and permissible non-audit and tax services, and the terms of such services, to be provided by our independent registered public accounting firm;
3.	reviewing our policies on risk assessment and risk oversight;
4.
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

5.	reviewing the adequacy of our internal control over financial reporting;
6.	establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;
7.
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in or attached as exhibits to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable;

8.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
9.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
10.	reviewing, approving, and overseeing all related party transactions for potential conflict of interest situations and approving all such transactions;
11.	annually reviewing and reassessing the adequacy of the Audit Committee charter; and
12.	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.
Our Board has affirmatively determined that Mr. Doll, Ms. Harding, Ms. Youds, and Mr. Szlosek meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the applicable NYSE listing standards. In addition, our Board has determined that each of Mr. Szlosek and Ms. Harding qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available at our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and proxy statement.
Compensation Committee
The Compensation Committee is responsible for, among other matters:
1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
2.	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;
3.	reviewing and making recommendations to the Board regarding the compensation of our other executive officers;
4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
5.	conducting the independence assessment outlined in NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
6.	annually reviewing and reassessing the adequacy of the Compensation Committee charter;

7.	establishing the terms of, amending, and overseeing the application of the Company’s policy for clawback, or recoupment, of incentive compensation;
8.	assisting the Board in its oversight of human capital management, including corporate culture;
9.	overseeing and administering our compensation and similar plans;
10.	reviewing at least annually and making recommendations to our Board with respect to director compensation and benefits for service;
11.	reviewing and recommending to the Board policies and proposals relating to “say-on-pay” votes and the frequency with which the Company will conduct say-on-pay votes; and
12.	reviewing and discussing with management the Compensation Discussion and Analysis to be included in our annual proxy statement or Annual Report on Form 10-K.
Our Board has affirmatively determined that Messrs. Fradin, Gutierrez, and Hanna meet the definition of “independent director” for purposes of serving on a compensation committee under Rule 10C-1 of the Exchange Act and the applicable NYSE listing standards. The written charter for our Compensation Committee is available at our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and proxy statement.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other matters:
1.	developing and recommending to our Board criteria for board and committee membership;
2.	identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;
3.	considering any director candidates recommended by the Company’s shareholders pursuant to the procedures set forth in the Company’s bylaws and described in the Company’s proxy statement;
4.	reviewing the Board’s leadership structure and recommend changes to the Board as appropriate;
5.
reviewing and monitoring the development and implementation of the goals the Company may establish from time to time with respect to its sustainability matters and provide guidance to our Board on such matters;

6.	reviewing and approving, as appropriate, any requests from directors or officers to stand for election to any outside for-profit boards of directors;
7.	developing and recommending to our Board best practices and corporate governance principles;
8.	developing and recommending to our Board a set of corporate governance guidelines; and
9.	reviewing and recommending to our Board the functions, duties, and compositions of the committees of our Board.
Our Board has affirmatively determined that Mr. Doll, Mr. Fradin, Mr. Byerly, and Ms. Youds are independent within the meaning of the NYSE listing standards and any applicable minimum standards required by the Exchange Act. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and proxy statement.
Board and Committee Self-Evaluations
As part of the Board’s commitment to good governance, the Board conducts an annual process to assess the effectiveness of the full Board and the operations of its Committees. The Nominating and Corporate Governance Committee will oversee the evaluation of the Board as a whole and its Committees and solicit feedback from directors as to whether the Board is continuing to evolve and to be refreshed in a manner that serves our business and strategic needs. After distribution of the self-evaluation materials to directors, the Nominating and Corporate Governance Committee will receive comments from all directors and report to the Board, identifying areas for improvement in the performance of the Board and its Committees. The Company’s General Counsel facilitated the evaluation process in 2021 through 2024.

The Nominating and Corporate Governance Committee will annually review the scope and content of the self-evaluation to ensure it is contemporary, appropriate for the needs of the Company, and that actionable feedback is solicited on the operation and effectiveness of the Board and its Committees. Before recommending the re-nomination of a slate of incumbent directors for an additional term, the Nominating and Corporate Governance Committee will evaluate whether incumbent directors possess the requisite skills and perspective, both individually and collectively, to continue to serve our business and strategic needs. This assessment will include members’ qualification as independent, strength of character, judgment, and ability to devote sufficient time to attendance at, and preparation for, Board meetings.
Board Leadership Structure and Role in Risk Oversight
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent and management directors that make up our Board, our Board committee composition, and the separation of the roles of Chair and Chief Executive Officer benefit the Company and its shareholders.
Independence
Our Board has an effective mix of independent and management directors. Our Board includes our Chief Executive Officer and eight independent directors.
Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, the roles of Chair and Chief Executive Officer are separated, with Mr. Fradin serving as Chair and Mr. Jackson as Chief Executive Officer. The Board believes that separating the roles of Chair and Chief Executive Officer at this time is the most effective leadership structure because it allows Mr. Jackson to focus on the management of the Company and day-to-day operations and allows Mr. Fradin to leverage his strong background to provide strategic guidance and effective oversight of management.
The Corporate Governance Guidelines provide that at times when the Board has not elected a Chair or the offices of Chair and Chief Executive Officer are combined resulting in the Chair not being independent, it would be beneficial to the Company to designate one of the directors as a lead independent director, and that such designation will be reviewed by the Board from time to time. Given the current separation of the roles of Chair and Chief Executive Officer at this time, the Board has not appointed a lead independent director.
Management Succession
The Nominating and Corporate Governance Committee makes recommendations to the Board on succession planning periodically. The Nominating and Corporate Governance Committee evaluates potential successors to the Chief Executive Officer and other officers, which are subject to approval by the Board. The Chief Executive Officer or other officers will, as applicable, make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
Insider Trading Policies and Procedures
The Board has adopted an insider trading policy (the “Insider Trading Policy”) that applies to all of the Company’s directors, officers, and employees, as well as certain other designated individuals, and which provides guidelines with respect to transactions in the securities of the Company and its subsidiaries and the handling of confidential information about the Company and the companies with which the Company does business. Among other things, the Insider Trading Policy prohibits engaging in transactions in the Company’s securities if aware of material non-public information and prohibits directors, officers, and certain other employees from buying or selling the Company’s securities during certain periods, except pursuant to an approved trading plan under Rule 10b5-1 of the Exchange Act (“Rule 10b5-1”). In addition, certain individuals, including directors and officers, are required to receive prior approval from the Company’s Chief Financial Officer, prior to engaging in transactions in the Company’s securities, subject to certain exceptions. The Insider Trading Policy and our

Guidelines for Rule 10b5-1 Trading Plans also set forth mandatory guidelines that apply to all directors, officers, and employees of the Company who adopt Rule 10b5-1 plans for trading in the Company’s securities, which are intended to ensure compliance with Rule 10b5-1 and to conform to best practices with respect to the design and implementation of Rule 10b5-1 plans.
While the Company has not adopted a formal policy governing transactions by the Company in its securities, the Company will not engage in transactions in Company securities, or adopt any securities repurchase plans, while in possession of material non-public information relating to the Company or its securities other than in compliance with applicable law, subject to the policies and procedures adopted by the Company. The Company currently has a share repurchase program in place. Repurchases may be made through open market purchases made in accordance with the terms of Rule 10b-18.
Share Repurchase Program
In February 2024, our Board authorized a $100 million share repurchase program. Although our Board has authorized a share repurchase program and we have repurchased approximately $78.7 million of our common stock as of December 28, 2024, the share repurchase program does not obligate us to repurchase any specific additional dollar amount or to acquire any specific additional number of shares. The Company may repurchase shares from time to time through open market transactions made pursuant to Rule 10b-18 under the Exchange Act, in compliance with applicable state and federal securities laws. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including our assessment of the intrinsic value of the Company’s common stock, the market price of the Company’s common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements, the nature of other investment opportunities available to the Company, and other considerations. The Company is not obligated to purchase any additional shares under the repurchase program, and the program may be suspended, modified, or discontinued at any time without prior notice. The Company has funded and expects to continue to fund the repurchases by using cash on hand and expected free cash flow to be generated in the future.
Hedging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors, and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such hedging transactions may permit a director, officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objectives as the Company’s other shareholders. Additionally, directors, officers, and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Stock Ownership Guidelines
On August 29, 2023, the Compensation Committee approved stock ownership guidelines for the executive officers and directors, which provide target levels of stock ownership that executive officers and directors must attain. The target ownership level for our Chief Executive Officer is five times his annual base salary; for our named executive officers other than the Chief Executive Officer, the target level is three times their respective base salary; for our other executive officers, the target level is two times their respective base salary; and for our non-employee directors, the target level is three times the annual retainer for service on the Board. Covered persons are expected to achieve their applicable guideline ownership level within five years after becoming subject to the guidelines, and covered persons who have not achieved the applicable guideline ownership level generally will be required to retain at least 50% of the net shares received pursuant to any equity incentive awards granted by the Company.
For purposes of our stock ownership guidelines, the following equity interests generally will be counted towards satisfaction of the applicable guideline ownership level: (i) shares owned directly by the covered person or immediate family members; (ii) shares held in trust for the benefit of the covered person or family members (including any shares held in the Company’s 401(k) plan); (iii) shares underlying unvested, time based restricted stock or RSUs; and (iv) vested deferred stock units or vested PSUs that may only be settled in shares of common stock. Shares subject to unexercised Options (whether vested or unvested) and unvested PSUs or other performance-based equity awards do not count as qualifying shares for purposes of the stock ownership guidelines.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk oversight is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee oversees our Enterprise Risk Management (“ERM”) program on behalf of our Board. Among its other responsibilities, it monitors our major financial, operational, and cybersecurity risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements and management provides our Audit Committee periodic reports on our compliance programs. Our Compensation Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee oversees our major corporate governance risks, including evaluating the appropriate balance between risks and rewards.
Enterprise Risk Management Program
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity risks, and financial, tax, and audit-related risks.
As a part of its overall risk management strategy, the Company has implemented an ERM program to identify and monitor key risks. The ERM program is designed to identify, assess, and monitor the management of key risks that are aligned with the Company’s strategic and business objectives. The ERM program is overseen and governed by the Audit Committee and managed by members of senior management. Working with the ERM program management team, the Board and the Audit Committee regularly assess the overall risks applicable to the Company, its businesses and functions as well as management action plans to mitigate or minimize the risks identified, providing the Audit Committee and the full Board with visibility into the risks that impact us and the plans to mitigate them.
The Company maintains a cross-functional management-managed ERM committee (“ERM Committee”) to identify, assess, and monitor the management of key risks that are aligned with the Company’s strategic and business objectives. The ERM Committee is overseen by the Audit Committee and is managed by members of the Company’s senior management. The ERM Committee assists senior management and the Board by: (i) providing oversight and maintenance of the Company’s ERM program, (ii) establishing and communicating the Company’s risk appetite and tolerance, (iii) defining the Company’s ERM processes and developing systems for identifying and reporting risks, and (iv) supporting the Company’s ongoing commitment to oversee ERM performance across the Company.
The members of the ERM Committee are appointed by the Chief Executive Officer of the Company, taking into account each employee’s expertise in relevant and varied disciplines. The ERM Committee meets as often as it determines necessary or appropriate to meet its objectives, but no less frequently than bi-annually. The duties and responsibilities of the ERM Committee include but are not limited to: (i) overseeing the Company’s reporting and disclosure with respect to ERM matters; (ii) overseeing the Company’s risk identification, risk tolerance, risk assessment, and risk management practices for strategic enterprise risks facing the Company; (iii) determining which ERM matters are of significance to the Company and monitoring current and emerging ERM matters that may affect the Company, its performance, public image, or operations; and (iv) assisting the Audit Committee and Board in: (y) setting the Company’s general strategy with respect to ERM matters, and to consider and recommend policies, prioritization of ERM resources, practices, and disclosures that conform with the Company’s strategy; and (z) overseeing internal and external communications regarding the Company’s position or approach to ERM Matters.
With the Board’s and the ERM Committee’s oversight, we are embedding policies and practices related to ERM matters into our corporate strategy, disclosure, and goals in an effort to maintain and advance long-term value.
Human Capital
We recognize that our employees are our greatest asset. As a result, the Company strives to create an environment that keeps our employees safe, treats them with dignity and respect, and fosters a culture of performance recognition. The Company does this through the programs summarized below, the objectives and related risks of each are overseen by our Board or one of its committees.
Employee Health and Safety
Safety is a core value at Janus and is a critical element to our continued growth strategy. We foster a culture that is committed to making safety a personal mission for every employee. Our overall goal is to eliminate workplace injuries. We also promote and foster an environment of empowerment and sharing throughout the Company at all levels and at all locations. We engage our employees on safety with a focus on risk identification and elimination through various leading indicators. We track Occupational Safety and Health Administration (“OSHA”) recordable injuries and lost time rates by location monthly. We establish safety targets annually, which are tracked and reported to leadership monthly and reviewed periodically with our Board or one of its committees.
The Company has an Environmental, Health & Safety committee comprised of representatives from across the Company’s businesses that share best practices and is responsible for driving our environmental, health, and safety strategy. This helps drive our best-in-class programs designed to reinforce positive behaviors, empower our employees to actively take part in maintaining a safe work environment, to heighten awareness and mitigate risk on critical safety components. Within each of our manufacturing and distribution facilities, we have site-specific safety and environmental goals designed to reduce risk.
Total Rewards
As part of our compensation philosophy, we believe that we must offer and maintain a market competitive total rewards program for our employees in order to attract and retain superior talent. These programs not only include base wages and performance-based incentives, but also health, welfare, and retirement benefits. We offer competitive health and wellness benefits to eligible employees and periodically conduct analyses of plan utilization to further tailor our employee benefits to meet their ongoing needs.
Talent Development and Succession
We aim to inspire and equip our employees to be successful in their current role within the organization and help them develop the skills to build on opportunities for future career growth. We understand our most critical roles that serve as points of leverage to deliver value and place our best people in those roles while attracting new talent and capabilities in support of continuous improvement in all we do. The Company uses performance management programs to support a high-performance culture, strengthen our employee engagement and help retain our top talent.
Succession planning for critical roles is an important part of our development program across the Company. The Company is committed to developing our current talent and has made a significant investment in assessing our talent for jobs both in the near term and in the future state. We are committed to ensuring our leaders are prepared for greater levels of responsibility and can successfully transition into new roles.

Cybersecurity
Cybersecurity Risk Management Protocols and Strategy
Organizations in our industry are frequently confronted with a broad range of cybersecurity threats, ranging from uncoordinated, individual attempts to gain unauthorized access to an organization’s information technology (“IT”) environment to sophisticated and targeted cyberattacks sponsored by foreign governments and criminal enterprises. Although we employ comprehensive measures to prevent, detect, address, and mitigate these threats, a cybersecurity incident could potentially result in the misappropriation, destruction, corruption, or unavailability of critical data, personal identifiable information, and other confidential or proprietary data (our own or that of third parties) and the disruption of business operations. The potential consequences of a material cybersecurity incident include remediation and restoration costs, reputational damage, regulatory fines, litigation with third parties, and diminution in the value of our investment in research and development, which in turn could adversely affect our competitiveness and results of operations. Accordingly, cybersecurity is an important part of our Enterprise Risk Management (“ERM”) program, and the Company seeks to address cybersecurity risks through a comprehensive, cross-functional approach.
The Company’s cybersecurity policies, standards, processes, and practices for assessing, identifying, and managing material risks from cybersecurity threats and responding to cybersecurity incidents are based on recognized frameworks established by the National Institute of Standards and Technology, the International Organization for Standardization, and other applicable industry standards. The Company has established certain controls and procedures, including an Incident Response Plan, that provide for the identification, analysis, notification, escalation, communication, and remediation of data security incidents at appropriate levels so that decisions regarding the public disclosure and reporting of such incidents can be made by management in a timely manner. In particular, the Company’s Incident Response Plan: (i) is designed to identify and detect information security threats through various mechanisms, such as through security controls and third-party disclosures; and (ii) sets forth a process to (a) analyze any such threats detected within the Company’s IT environment or within a third-party’s IT environment, (b) contain cybersecurity threats under various circumstances, and (c) better ensure the Company can recover from cybersecurity incidents to a normal state of business operations. The Company has established and maintains other incident response and recovery plans that address the Company’s response to a cybersecurity incident.
All new hires are required to complete mandatory cybersecurity awareness training upon joining the Company. Follow-on training is then assigned to all employees on a regular basis. Training assignments reinforce the Company’s security and information technology acceptable use policies, while also helping employees identify and properly respond to cybersecurity threats. To help assess and maintain awareness, training is supplemented with simulated phishing e-mails that are sent on a regular basis.
We have cybersecurity insurance (subject to specified retentions or deductibles) related to cybersecurity incidents that addresses costs, losses, and expenses related to cybersecurity investigations, crisis management, notification processes and credit monitoring services, public relations, and legal advice. Additionally, this cybersecurity insurance may cover certain physical injury to, loss or destruction of tangible property, including loss of use thereof, or loss of use of tangible property which has not been physically injured or destroyed. However, damages, fines, and claims arising from such incidents may not be covered or may exceed the amount of any insurance available or may not be insurable.
As part of its cybersecurity program, the Company deploys comprehensive measures to deter, prevent, detect, respond to and mitigate cybersecurity threats, including firewalls, anti-malware, intrusion prevention and detection systems, identity and access controls, software patching protocols, physical security measures, multi-factor authentication, and other tools to detect data exfiltration. The Company periodically assesses and tests the Company’s policies, standards, processes, and practices that are designed to address cybersecurity threats and incidents by assessing current threat intelligence from various sources, including but not limited to, certain key vendors, the United States Cybersecurity & Infrastructure Security Agency (“CISA”), and the open source threat intelligence community via open-source threat intelligence databases. Furthermore, we conduct periodic table top exercises, vulnerability and security testing, and “lessons learned” reviews from internal and industry related cybersecurity incidents. We have a process to report material results of such testing and assessments to the Board and our Audit Committee, and periodically make adjustments to our cybersecurity program based on these exercises and reviews. The Company engages third parties to conduct certain aspects of such testing and to assist with the Managed Detection and Response (“MDR”) of security events as well as the collection and reporting of data for cybersecurity key performance indicators (i.e., KPIs). The Company seeks to identify and oversee cybersecurity risks presented by third parties and their systems from a risk-based perspective through a vendor management program, including annual reviews of key vendors’ adherence to cybersecurity compliance, the monitoring of alerts from CISA, as well as open-source threat intelligence.
Some of our IT systems and products operate within a hosted architecture or by third-party service providers, and if these third-party IT environments fail to operate properly, our systems and products (including our Nokē Smart Entry System) could stop functioning for a period of time, which could put our users at risk. Accordingly, our ability to keep our business operating is highly dependent on the proper and efficient operation of IT service providers, and our vendor management process is an important part of our risk mitigation strategy. In particular, we review Service Organization Controls (“SOC”) reports describing vendors’ compliance with cybersecurity best practices when they are available or an appropriate subset of those controls for vendors who do not have a SOC report. Notwithstanding, if there is a catastrophic event, such as an adverse weather condition, natural disaster, terrorist attack, security breach, or other extraordinary event, we, and our service providers, may be unable to provide our services and products for the duration of the event and/or a time thereafter.
Cybersecurity Governance
In light of the pervasive and increasing threat from cyberattacks, the Board and the Audit Committee, with input from management, assess the Company’s cybersecurity threats and the measures implemented by the Company in an effort to mitigate and prevent cyberattacks. The Audit Committee consults with management regarding ongoing cybersecurity initiatives, and requests that management to report to the Audit Committee or the full Board regularly on their assessment of the Company’s cybersecurity program and risks. Both the Audit Committee (on no less than a quarterly basis) and the full Board (on no less than an annual basis) receive regular reports from our Chief Information Officer (“CIO”) on cybersecurity risks, timely reports regarding any cybersecurity incident that meets established reporting thresholds, as well as ongoing updates regarding any such incident until it has been addressed.
The Company’s information security and cybersecurity program is managed by a dedicated CIO, whose team is responsible for leading enterprise-wide cybersecurity strategy, policy, standards, architecture, and processes. Our CIO has more than 25 years of experience in privately held and publicly traded companies and has an established track record of developing and overseeing cybersecurity programs. Additionally, our CIO holds a Bachelor of Science in Computer Science, a Master of Science in Information Technology, and specializations in AI Product Management and Machine Learning Operations. Our CIO provides periodic reports to our Board and Audit Committee as well as our Chief Financial Officer and other members of our senior management as appropriate. We have also established cross-functional teams to collaborate and communicate on cybersecurity-related issues. The reports to management include updates on the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the information security program, and the emerging threat landscape. Specifically, our management-driven ERM Committee and Incident Response team include executives from key departments across the Company and each work collaboratively to ensure periodic reviews and assessments of the Company’s security environment are being observed.
Sustainability
The Nominating and Corporate Governance Committee is responsible for, among other matters, reviewing and monitoring the development and implementation of the goals the Company may establish from time to time with respect to its sustainability matters, and provide guidance to our Board on such matters.
Shareholder Engagement
Our commitment to strong corporate governance includes prioritizing regular, ongoing engagement with our shareholders and soliciting their views and input on important governance topics and other matters. We believe that the feedback we receive from our shareholders helps us to make decisions that are in the best interest of the Company and our shareholders. Our management team, including our Chief Executive Officer and Chief Financial Officer, regularly engage with our shareholders through one-on-one meetings, quarterly earnings calls, investor and industry conferences, and other channels of communication. This level of engagement helps us better understand shareholder priorities and perspectives, gives us an opportunity to expand on our initiatives and practices, and promotes constructive dialogue. Management regularly reports to the Board regarding the results of our engagement with shareholders, and the Board takes shareholder feedback into account as it continues to assess and refine our corporate governance policies and practices. Our independent directors are also available to engage in dialogue with shareholders on matters of significance to better understand shareholders’ views.
During 2024, we engaged in one-on-one meetings with shareholders and received valuable feedback regarding various perspectives relevant to our business, including corporate governance topics. For example, shareholders asked and we are now submitting proposals for a shareholder vote on declassifying our Board and eliminating supermajority provisions in response to such requests.
Code of Ethics
We have adopted a Code of Ethics (the “Code”) that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. The Code is available on our website at https://ir.janusintl.com/governance/governance-documents. We intend to disclose any amendments to the Code, or any waivers of its requirements, on our website.
Director Commitments and Service on Other Boards of Directors
Our Board believes that service on other boards allows our directors to gain additional insights and experience relevant to our business and operations and to our corporate governance and risk oversight practices. However, our Board also recognizes the time commitment that service on a board of directors requires, as well as other commitments applicable to our directors, and our Corporate Governance Guidelines therefore establish limits on the number of boards that our directors may serve on. Pursuant to the Corporate Governance Guidelines, no director may serve on more than four public company boards, including our Board. No director that is an executive officer of a public company may serve on more than two public company boards, including our Board. No member of the Audit Committee may serve simultaneously on the audit committee of more than three public companies, including our Audit Committee. All of our directors and director nominees are in compliance with this policy. In addition, our Nominating and Corporate Governance Committee reviews and approves, as appropriate, any requests from directors or officers to stand for election to any outside for-profit boards of directors.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management directors as a group, by sending regular mail to:
Janus International Group, Inc.
135 Janus International Blvd.
Temple, GA 30179
Attention: Board of Directors
c/o General Counsel
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of April 23, 2025:

Name	Age	Position
Ramey Jackson	52	Chief Executive Officer
Anselm Wong	53	Executive Vice President and Chief Financial Officer
Morgan Hodges	60	Executive Vice President
Vic Nettie	57	Vice President of Manufacturing
Elliot Kahler	34	General Counsel and Corporate Secretary
Rebecca Castillo	51	Vice President of Human Resources
Pete Frayser	41	Chief Commercial Officer
David Vanevenhoven	41	Chief Accounting Officer

Ramey Jackson is our Chief Executive Officer. His biography can be found above under “Board of Directors and Corporate Governance.”
Anselm Wong has served as Executive Vice President and Chief Financial Officer of the Company since July 2022. Prior to Janus, Mr. Wong served as CFO for GE Digital from October 2019 until June 2022 and Deputy CFO for Resideo Technologies from October 2018 until July 2019. Prior to that, Mr. Wong spent 20 years at Honeywell, having most recently served as VP of Finance & Spin Leader. In this role, he led the spinoff of the Honeywell Homes Business (Resideo) in ten months, separating 250+ legal entities, 17 ERP systems and numerous shared locations that included 17 factories, and hundreds of sales and back office locations throughout the globe. Mr. Wong holds a Bachelor of Commerce degree from University of Toronto in Ontario, Canada and is a CPA as well. He is Six Sigma Green Belt Certified.
Morgan Hodges has served as Executive Vice President of the Company since the effective time of the Business Combination in June 2021. Mr. Hodges has been with Janus since its inception in 2002, serving as Vice President of Estimating until July 2019, and as Vice President of Estimation and Project Management from July 2019 until September 2020 when he became Executive Vice President of Janus International Group, LLC. Mr. Hodges provides Janus with day-to-day management over several critical functions of the Company, including, estimating, technical sales, and project management, as well as providing key insight toward the overall strategic growth of the Company. Prior to Janus, Mr. Hodges operated an independent company, CES, which specialized in self-storage construction and prior to that was an estimating executive at Doors and Building Components, Inc.
Vic Nettie has served as Vice President of Manufacturing of the Company since the effective time of the Business Combination in June 2021. Mr. Nettie has been with Janus since its inception in 2002, serving as Vice President of Manufacturing since September 2014. Prior to Janus, Mr. Nettie was the Manufacturing/Operations Manager for Doors and Building Components, Inc. Mr. Nettie has worked in the construction of self-storage facilities, in multiple facets, since the late 1980’s. Mr. Nettie is a graduate of Michigan State University with a degree in Materials and Logistics Management with an emphasis in Operations.
Elliot Kahler serves as General Counsel and Corporate Secretary for the Company. Mr. Kahler joined the Company as Corporate Counsel in 2018, establishing the Company’s in-house Legal department. In September 2022, Mr. Kahler was promoted to General Counsel and, in April 2024, was appointed Corporate Secretary. Prior to joining Janus, Mr. Kahler was an Atlanta-based attorney, where he focused his practice on corporate and transactional law. Mr. Kahler is an active member of the State Bar of Georgia. He received his Juris Doctor from Emory University School of Law and holds a Bachelor of Arts degree in History from Emory University.
Rebecca Castillo serves as the Vice President of Human Resources at the Company. Ms. Castillo joined the Company in 2016 as Director of Human Resources. In September 2022, Ms. Castillo was promoted to Vice President of Human Resources. Prior to joining Janus’s team, Ms. Castillo most recently served as a Regional Human Resources Manager where she led the employee relations and compliance functions for a major landscaping firm. Ms. Castillo received her Bachelor of Business Administration degree from Mercer University’s Stetson School of Business and Economics where she graduated cum laude.

Peter Frayser has served as Chief Commercial Officer of the Company since June 2021. Before serving in his current role, Mr. Frayser served as Vice President of Sales and Estimating and served in positions of increasing responsibility, such as Vice President of Sales and Vice President of International Sales since joining Janus in 2016. Prior to Janus, Mr. Frayser worked in real estate development in Valencia, Spain, and later in the international sports industry with the MLB and the NBA in New York City. Mr. Frayser has a bachelor’s degree in International Business and Spanish from the University of Georgia and a master’s degree in International Trade from the University of Castilla La Mancha (Spain).
David Vanevenhoven serves as the Chief Accounting Officer for the Company. Mr. Vanevenhoven joined the Company in February 2023. Prior to joining Janus, Mr. Vanevenhoven worked at Mirion Technologies (NYSE: MIR), from June 2019 until February 2023 where he served as the Global Controller. Prior to Mirion, Mr. Vanevenhoven worked for Fleet Farm from October 2016 until June 2019, where he navigated the transition from a family-held business to a portfolio company. Mr. Vanevenhoven began his career in public accounting where he became a Senior Manager at KPMG LLP, serving private and public companies in the manufacturing sector. He is also a licensed CPA.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Consistent with applicable regulatory requirements, our Related Party Transactions Policy (the “RPT Policy”) requires disclosure, preapproval, and tracking of any proposed transactions between the Company and related parties. Generally, the RPT Policy applies to any transaction in which Janus or its subsidiaries are a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party means any person who is or was (since the beginning of the Company’s last fiscal year, even if such person does not presently serve in that role): (i) an executive officer, director, or nominee for director of the Company, (ii) any shareholder owning more than 5% of any class of the Company’s voting securities, or (iii) an Immediate Family Member (as defined in the RPT Policy) of any person described in (i) or (ii).
Under the Policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Audit Committee for consideration. The Audit Committee then reviews the material facts and circumstances regarding a transaction and may approve a related party transaction only if the Audit Committee: (i) determines that the transaction is not inconsistent with the interests of the Company and its stockholders, and (ii) determines whether or not the transaction is fair and reasonable and consistent with the RPT Policy. Under the RPT Policy, any related party transaction must be submitted for prior approval where reasonably possible or, if not approved in advance, submitted for ratification. The RPT Policy is in addition to the provisions addressing conflicts of interest in our Code of Ethics and any similar policies regarding conflicts of interest adopted by the Board. Our directors, executive officers, and all other employees are expected to comply with the terms of the Code of Ethics.
Employment Arrangements (dollar amounts in this section are in millions)
Certain relatives of Morgan Hodges (an Executive Vice President of the Company) and Elliot Kahler (General Counsel and Corporate Secretary of the Company), each of whom is an executive officer, are related parties. Mr. Hodges has been an executive officer of the Company since it went public in June 2021 and all of his compensation was approved by the Compensation Committee and the Board. Mr. Kahler became an executive officer in February 2023 and all of his compensation was approved by the Compensation Committee and the Board.
Seth Powell is the Director of REIT Accounts in the Company’s Estimating Department and the son-in-law of Mr. Hodges. Mr. Powell is expected to earn approximately $0.26 in total compensation for the 2025 fiscal year, consisting of base salary and commission. Mr. Powell was paid compensation of $0.22 in the fiscal year ended December 28, 2024, consisting of base salary, bonus, commission, and share-based compensation. Mr. Powell also participates in the Company’s benefit programs available to all other employees in similar positions.
Megan Kahler is the Chief Financial Officer of Janus International Group, LLC (“Janus Core”), our wholly owned subsidiary, and the spouse of Mr. Kahler. Ms. Kahler is expected to earn $0.43 in total compensation for the 2025 fiscal year, consisting of a base salary, target bonus, and share-based compensation that is subject to a three year vesting period. Ms. Kahler was paid compensation of $0.37 in the fiscal year ended December 28, 2024, consisting of base salary, target bonus, and share-based compensation. Ms. Kahler also participates in the Company’s benefit programs available to all other employees in similar positions.
The Audit Committee approved the above related party transactions relating to employment of relatives.
Director Independence
Our Corporate Governance Guidelines provide that a significant majority of the Board and all of the members of the Audit and Compensation Committees must be independent from management and must meet all of the applicable criteria for independence established by NYSE and the SEC. No director may be deemed independent unless the Board determines that neither the director nor any of the director’s immediate family members has a material relationship with Janus, directly or as an officer, shareholder or partner of an organization that has a material relationship with Janus.
Our Board has determined that all of our non-employee directors meet the requirements to be independent directors under NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining independence. In making its determination, the Board considered disclosures each director made related to various transactions, relationships, or arrangements involving certain directors. Disclosures by the following three directors required analysis:
In determining that Mr. Fradin is an independent director, the Board considered that, during 2024, Mr. Fradin (i) acted as an Advisor to MSC Industrial Direct Co., Inc. (“MSC”), a supplier to Janus, and (ii) served as Chairman of Resideo Technologies, Inc. (“Resideo”), a supplier to Janus. In 2024, Janus made payments to MSC and Resideo on commercially ordinary terms. In determining that Mr. Byerly is an independent director, the Board considered that, during 2024, Mr. Byerly served as Global President of Securitas Technology and Chief Executive Officer of Securitas Technology Corporation (together “Securitas”), a supplier to Janus. In 2024, Janus made payments to Securitas on commercially ordinary terms. In determining that Mr. Hanna is an independent director, the Board considered that, during 2024, Mr. Hanna served as CEO and Director of McGrath RentCorp (“McGrath”), a supplier to Janus. In 2024, Janus made payments to McGrath on commercially ordinary terms. The Board has determined that these commercial relationships are not material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of April 23, 2025 for:
•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on an estimated 139,961,636 shares of common stock outstanding as of April 23, 2025.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or will vest within 60 days of April 23, 2025 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.
Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Rights to Acquire Shares of Common Stock(2)	Total(3)	Approximate Percentage of Outstanding Shares of Common Stock
Directors and Named Executive Officers
Ramey Jackson(4)	1,094,673	182,865	1,277,538	*
Anselm Wong	129,887	123,846	253,733	*
Morgan Hodges(5)	689,470	16,554	706,024	*
Vic Nettie(6)	896,644	16,554	913,198	*
Elliot Kahler	11,351	—	11,351	*
Roger Fradin(7)	2,646,219	22,966	2,669,185	1.91%
David Doll	82,752	16,942	99,694	*
Xavier Gutierrez	39,268	12,801	52,069	*
Thomas Szlosek(8)	116,003	13,554	129,557	*
Heather Harding	19,771	12,801	32,572	*
Tony Byerly	4,720	15,813	20,533	*
Joseph F. Hanna	4,720	15,813	20,533	*
Eileen M. Youds	3,371	13,142	16,513	*
All current directors and executive officers as a group (16 individuals)	5,972,532	480,205	6,452,737	4.61%

Five Percent Holders:
BlackRock, Inc.(9)	10,251,026	—	10,251,026	7.32%
Cooke & Bieler L.P.(10)	7,549,000	—	7,549,000	5.39%
FMR LLC(11)	14,533,635	—	14,533,635	10.38%
JPMorgan Chase & Co.(12)	8,929,499	—	8,929,499	6.38%
The Vanguard Group(13)	13,461,835	—	13,461,835	9.62%

*	less than 1%
(1)	Unless otherwise noted, the business address of each of the directors and executive officers is: 135 Janus International Blvd., Temple, GA 30179.

(2)
This column includes (i) shares of Company common stock that may be acquired under stock options that are exercisable as of April 23, 2025 or will become exercisable within 60 days thereafter, and (ii) shares subject to restricted stock units that will vest within 60 days of April 23, 2025. No non-employee directors have Company stock options.

(3)	This table does not include performance-based restricted share units or time-based stock options and restricted stock units that will not be earned and/or paid within 60 days of April 23, 2025.
(4)
Consists of (i) 205,163 shares of common stock held directly by Ramey Jackson, (ii) 200,000 shares of common stock held by the Pierce Jackson Gift Trust (the “Pierce Jackson Trust”), (iii) 250,000 shares of common stock held by the Preslie Jackson Gift Trust (the “Preslie Jackson Trust”), (iv) 439,510 shares of common stock held by the Ray P Jackson Jr. Revocable Trust (the “Ray P Jackson Jr Trust”), and (v) 182,865 stock options exercisable for shares of Common Stock held directly by Mr. Jackson. Immediate family members of Mr. Jackson are trustees and beneficiaries of the Pierce Jackson Trust and the Preslie Jackson Trust. and Mr. Jackson is the trustee of the Ray P Jackson Jr Trust. Mr. Jackson serves as our Chief Executive Officer and as a Director on the Board.

(5)
Consists of (i) 19,824 shares of common stock held directly by Morgan Hodges, (ii) 10,000 shares of common stock held by each of the Dempsey Marie Hodges-Powell Gift Trust (the “Dempsey Marie Hodges-Powell Gift Trust”), the Maverick Grayson Hodges-Powell Gift Trust (the “Maverick Grayson Hodges-Powell Gift Trust”), the Hartley Marie Hodges Gift Trust (the “Hartley Marie Hodges Gift Trust”), the Lennon Morgan Hodges Gift Trust (the “Lennon Morgan Hodges Gift Trust”), the Keaton Quinn Hodges Gift Trust (the “Keaton Quinn Hodges Gift Trust”), (iii) 50,000 shares of common stock held by each of the J Morgan Hodges II Gift Trust (the “J Morgan Hodges II Gift Trust”), the Natalie Marie Hodges-Powell Gift Trust (the “Natalie Marie Hodges-Powell Gift Trust”), the Meghan Eva Hodges Gift Trust (the “Meghan Eva Hodges Gift Trust”), and the Aubrie Hodges Mathewson Gift Trust (the “Aubrie Hodges Mathewson Gift Trust” and, together with the other entities listed in clauses (ii) and (iii), the “Gift Trusts”), (iv) 208,865 shares of common stock held by the Lisa M. Hodges Revocable Trust (the “Lisa M. Hodges Trust”), (v) 208,866 shares of common stock held by the John Morgan Hodges Revocable Trust (the “J. Morgan Hodges Trust”), and (vi) 16,554 stock options exercisable for shares of common stock held directly by Mr. Hodges. Immediate family members of Mr. Hodges are trustees and beneficiaries of each of the Gift Trusts and the Lisa M. Hodges Trust and Mr. Hodges is the trustee of the J. Morgan Hodges Trust. Mr. Hodges serves as Executive Vice President of Janus.

(6)
Consists of (i) 296,644 shares of common stock held directly by Vic Nettie, (ii) 600,000 shares of common stock held by the Nettie Family Gift Trust (the “Nettie Family Trust”), and (iii) 16,554 stock options exercisable for shares of Common Stock held directly by Mr. Nettie. Immediate family members of Mr. Nettie are trustees and beneficiaries of the Nettie Family Gift Trust. Mr. Nettie serves as Vice President of Manufacturing of Janus.

(7)
Consists of (i) 23,317 shares of common stock held directly by Roger Fradin, (ii) 825,415 shares of common stock held by The R JBI GRAT 2024 II, (iii) 486,036 shares of common stock held by The R JBI GRAT 2024 III (together with the other entity listed in clause (ii), the “R JBI GRATs”), (iv) 825,415 shares of common stock held by The S JBI GRAT 2024 II, (v) 486,036 shares of common stock held by The S JBI GRAT 2024 III, (together with the other entity listed in clause (iv), the “S JBI GRATs”, and collectively, with the R JBI GRATs, the “GRATs”), and (vi) 22,966 restricted stock units. The R JBI GRATs are grantor retained annuity trusts of which Mr. Fradin is the trustee and annuitant and that is for the benefit of Mr. Fradin and Mr. Fradin’s children. The S JBI GRATs are grantor retained annuity trusts of which Mr. Fradin’s spouse is the trustee and annuitant and that is for the benefit of Mr. Fradin’s spouse and Mr. Fradin’s children. Mr. Fradin maintains indirect beneficial ownership of such securities held by the GRATs. Mr. Fradin serves as a director on the Board.

(8)
Consists of (i) 116,003 shares of common stock held as joint tenants in common by (a) The Thomas A Szlosek 2013 Revocable Living Trust, of which Mr. Szlosek and Mr. Szlosek’s spouse serve as joint trustees and Mr. Szlosek is the sole beneficiary, and (b) The Sheryl E Szlosek 2013 Revocable Living Trust, of which Mr. Szlosek and Mr. Szlosek’s spouse serve as joint trustees and Mr. Szlosek’s spouse is the sole beneficiary, and (ii) 13,554 restricted stock units. Mr. Szlosek serves as a director on the Board.

(9)
The information is based on a Schedule 13G/A filed with the SEC on November 8, 2024, reporting ownership of shares of common stock as September 30, 2024, by BlackRock, Inc. for itself and on behalf of various subsidiaries identified therein. Amount reported represents shares of our common stock held by BlackRock, Inc. which has sole voting power over 10,090,846 shares of common stock and sole dispositive power over 10,251,026 shares of common stock. Each of the following entities has been identified by BlackRock as a direct or indirect subsidiary that beneficially owns our common stock: Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, and BlackRock Investment Management, LLC. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(10)
The information is based on a Schedule 13G filed with the SEC on February 12, 2025, reporting ownership of shares of common stock as of December 31, 2024. Amount reported represents shares of our common stock held by Cooke & Bieler L.P. which has shared voting power over 6,239,772 shares of common stock and shared dispositive power over 7,549,000 shares of common stock. The address for Cooke & Bieler L.P. is Two Commerce Square, 2001 Market Street, Suite 4000, Philadelphia, PA 19103.

(11)
The information is based on a Schedule 13G/A filed with the SEC on December 6, 2024, reporting ownership of shares of common stock as of November 29, 2024. Amount reported represents shares of our common stock held by (i) FMR LLC which has sole voting power over 14,532,419 shares of common stock and sole dispositive power over 14,533,635 shares of common stock, and (ii) Abigail P. Johnson who has sole dispositive power over 14,533,635 shares of common stock. The address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

(12)
The information is based on a Schedule 13G filed with the SEC on February 10, 2025, reporting ownership of shares of common stock as of December 31, 2024. Amount reported represents shares of our common stock held by JPMorgan Chase & Co. which has sole voting power over 8,584,366 shares of common stock, sole dispositive power over 8,929,499 shares of common stock, and shared dispositive power over 630 shares of common stock. The address for JPMorgan Chase & Co. is 383 Madison Avenue, New York, NY 10179.

(13)
The information is based on a Schedule 13G/A filed with the SEC on November 12, 2024, reporting ownership of shares of common stock as of September 30, 2024. Amount reported represents shares of our common stock held by The Vanguard Group which has shared voting power over 256,778 shares of common stock, sole dispositive power over 13,062,904 shares of common stock, and shared dispositive power over 398,931 shares of common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file certain reports with the SEC concerning their beneficial ownership of our common stock. Based solely on our review of the Section 16(a) reports filed electronically with the SEC and our knowledge of certain transactions with directors and executive officers, all Section 16 reporting persons were in compliance with all Section 16(a) filing requirements with respect to the year ended December 28, 2024, except for a Form 4 filed by Roger Fradin on November 5, 2024 reporting three transactions on March 29, 2024, a Form 4/A filed by Mr. Fradin on December 9, 2024 reporting two transactions on July 12, 2022, two transactions on December 8, 2022, two transactions on December 7, 2023, and one transaction on January 24, 2024, and a Form 4 filed by Rebecca Castillo on February 4, 2025 reporting one transaction on December 22, 2022. The delinquent filings were inadvertent.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending January 3, 2026. BDO USA, P.C. previously served as the Company’s independent registered public accounting firm until March 18, 2024. Services provided to the Company and its subsidiaries by KPMG LLP for the year ended December 28, 2024 are described below and under “Audit Committee Report.”
Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions. Representatives of BDO USA, P.C. are not expected to be present at the Annual Meeting.
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by KPMG LLP for the year ended December 28, 2024 and BDO USA, P.C. for the years ended December 28, 2024 and December 30, 2023:

	KPMG LLP	BDO USA, P.C.
	2024	2023
Audit Fees(1)	$1,924,500	$2,303,893
Audit-Related Fees(2)	—	—
Tax Fees
Tax Compliance Fees(3)	$265,000	—
Tax Consulting Fees(4)	$396,000	—
Total Tax Fees	$661,000	$163,383
All Other Fees	—	—
Total	$2,585,500	$2,467,276

(1)
Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of annual financial statements, (ii) reviews of our quarterly financial statements, (iii) statutory audits, (iv) research necessary to comply with generally accepted accounting principles, and (v) other filings with the SEC, including consents and comfort letters.

(2)	Audit-related fees principally include due diligence fees in connection with acquisitions.
(3)	Tax compliance fees primarily consist of fees for tax compliance services.
(4)	Tax consulting fees primarily consist of fees for tax planning and advice.
In connection with BDO USA, P.C.’s consent to the use of their audit opinion over the two years ended December 30, 2023 and December 31, 2022 in our 2024 annual financial statements, our former independent registered public accounting firm, BDO USA, P.C., billed us $175,000.
Pre-Approval Policies and Procedures
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee (or one or more of its members to whom authority has been delegated) must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services, and tax services to be used by the Company.
The Audit Committee approved all services provided by KPMG LLP and BDO USA, P.C.
Changes in Independent Registered Public Accounting Firms
On March 18, 2024, the Audit Committee approved the dismissal of BDO USA, P.C. as the Company’s independent registered public accounting firm.

The reports of BDO USA, P.C. on the Company’s consolidated financial statements for the fiscal years ended December 30, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting policies.
During the fiscal years ended December 30, 2023 and December 31, 2022, and in the subsequent interim period through March 18, 2024, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and BDO USA, P.C. on any matters of accounting policies or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of BDO USA, P.C., would have caused BDO USA, P.C. to make a reference to the subject matter of the disagreement in connection with its reports covering such periods, and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the disclosure of the material weaknesses in the Company’s internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Also on March 18, 2024, the Audit Committee approved the appointment of KPMG LLP as the Company’s new independent registered public accounting firm, effective as of March 18, 2024. During the fiscal years ended December 30, 2023 and December 31, 2022 and in the subsequent interim period through March 18, 2024, the Company has not consulted with KPMG LLP regarding the application of accounting policies to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Vote Required; Board Recommendation
Ratification of the appointment of KPMG LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace KPMG LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JANUARY 3, 2026.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of Janus’s filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
The Audit Committee operates under a written charter, a copy of which is available on the Investors page of our website, https://ir.janusintl.com/, under the “Governance” tab. In accordance with its written charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of:
•	the integrity of the Company’s financial statements,
•	the Company’s compliance with legal and regulatory requirements,
•	the independent auditor’s qualifications and independence, and
•	the performance of the Company’s independent auditor and internal audit function.
This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal year 2024 and particularly with regard to the audited consolidated financial statements as of December 28, 2024 and December 30, 2023.
The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.
Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 28, 2024, including a discussion of the accounting policies, key judgments, and the disclosures in the financial statements.
The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting policies generally accepted in the United States, their judgments as to the quality and acceptability of our accounting policies, and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 28, 2024 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their observations on our internal controls and the overall quality and acceptability of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 28, 2024 for filing with the SEC. The Audit Committee and the Board believe that the retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2025.
Submitted by the Audit Committee:

Thomas Szlosek, Chair
David Doll
Heather Harding
Eileen Youds

PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy or practice, but rather the overall compensation of our named executive officers as described in this Proxy Statement. The Board determined, consistent with the shareholders’ vote on the matter in 2024, to hold the advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of such votes, which is currently expected to occur at the 2030 annual meeting of shareholders.
The Board recommends that shareholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement by approving the following advisory resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory, nonbinding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal Year 2024 and the other related tables and narrative disclosures.”
Because this vote is advisory, it will not be binding upon the Company, the Board, or the Compensation Committee. However, we value the opinions of our shareholders, and the Compensation Committee intends to consider the outcome of the vote when evaluating the executive compensation program for our named executive officers.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY, NON-BINDING APPROVAL
OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

EXECUTIVE AND DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee of the Board has made under those programs with respect to the “named executive officers” listed below, and the factors considered in making those decisions. For the 2024 fiscal year, our named executive officers and their positions were as follows:
•	Ramey Jackson, Chief Executive Officer and Director;
•	Anselm Wong, Executive Vice President and Chief Financial Officer;
•	Morgan Hodges, Executive Vice President;
•	Vic Nettie, Vice President of Manufacturing; and
•	Elliot Kahler, General Counsel and Corporate Secretary.
This Compensation Discussion and Analysis may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently anticipated programs summarized in this discussion.
Operational and Financial Performance Summary
Financial(1)
In 2024, our revenue was $963.8 million compared to revenue of $1,066.4 million in 2023. We had net income of $70.4 million and Adjusted EBITDA of $208.5 million in 2024, as compared to net income of $135.7 million and Adjusted EBITDA of $285.6 million in 2023. Our results for 2024 reflect a decline in volume resulting primarily from project deferrals based on macroeconomic uncertainty and the challenging interest rate environment. Financial and macroeconomic conditions caused certain of our customers to slow or delay spending on our offerings, which despite independent demand drivers within the self-storage industry, led to softer demand. We have implemented various initiatives to manage these adverse impacts, which include enhancements in our operational processes through our structural cost reduction program, investments in our Nokē Smart Entry platform and core product development, and continued focus on our accretive acquisition strategy.
Financial achievements for 2024 included the following:
•	Announced a structural cost reduction program to improve operational efficiencies and to further support our corporate strategy.
•	Generated cash flows from operations of $154.0 million and free cash flow of $133.9 million.
•	Completed a voluntary pay down of $21.9 million toward our debt and successfully repriced our term loan, which reduced the interest rate margin by 50 bps.
•	Repurchased 7,141,261 shares for $78.7 million as part of our previously announced $100.0 million share repurchase program.
Operational
Operational achievements for 2024 included the following:
•	Introduced our all-new internal hardwired smart lock, Nokē Ion™ and announced our NS Series of enhanced security doors.
•	Opened a distribution center in Ontario, Canada to service our Canadian markets and in Mt. Airy, North Carolina to support our commercial market.
•	Acquired the assets of T.M.C., a premier provider of terminal maintenance services for the LTL trucking industry in the Southeast.
•	Nokē Smart Entry system total installed units increased 32% to 365,000.
(1)	Adjusted EBITDA and free cash flow are non-GAAP measures. For reconciliations of GAAP to these non-GAAP financial measures, see “GAAP to Non-GAAP Reconciliations” below.

Executive Compensation Philosophy and Objectives
Our executive compensation programs are administered by the Compensation Committee. The objective of our executive compensation program is to attract, retain, and motivate talented executives who are critical to our continued success, and to align the interests of our executives with those of our shareholders. To achieve these objectives, our executive compensation program principally utilizes a combination of annual base salaries, annual cash incentive bonuses, and long-term equity incentive awards. In establishing overall executive compensation levels, our Compensation Committee considers a number of criteria, including the executive’s scope of responsibilities and experience, individual performance, attainment of overall Company business objectives and market data regarding compensation of comparably situated executives within our peer group.
The Role of the Compensation Committee and Compensation Consultant
Generally, our Compensation Committee designs and administers the executive compensation program with the help of management and an independent compensation consultant. In connection with the compensation of our Chief Executive Officer, our Compensation Committee generally recommends the overall and specific elements to the Board for consideration and final determination.
Our Chief Executive Officer reviews the performance of other named executive officers and makes recommendations, if any, to the Compensation Committee with respect to compensation adjustments for such officers. However, the Compensation Committee determines in its sole discretion whether to make any adjustments to the compensation paid to such executive officers. While the Compensation Committee (or the Board, in the case of our Chief Executive Officer) ultimately makes all final decisions on executive compensation, the Compensation Committee engages the services of an independent consultant for assistance. In 2024, the Compensation Committee directly engaged Mercer as its independent compensation consultant. Mercer was engaged to provide independent, objective research, analysis, and advice and to assist the Compensation Committee generally in the performance of its duties. The Compensation Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate our executive compensation program. The Compensation Committee assesses the independence of its compensation consultant annually, considering the amount of fees paid, the policies designed to prevent conflicts of interest, any Company stock owned by the consultant, and other factors that may be relevant to the Compensation Committee.
The Compensation Committee considers external market data as it deems relevant when making compensation decisions concerning executive pay levels and program design. The Compensation Committee has formally approved a peer group for this purpose (and may consider other market data sources, as appropriate). The peer group was originally developed by Mercer from a pool of size-appropriate (as measured principally by revenue and market capitalization) and industry-appropriate publicly-traded companies. Our Compensation Committee periodically reviews and, as appropriate, revises the peer group in coordination with input from Mercer to ensure the group remains appropriate for the purposes of evaluating the competitiveness of our executive compensation. For purposes of evaluating and benchmarking the compensation opportunities of our named executive officers for the 2024 fiscal year, our peer group consisted of the following 18 companies:

AAON, Inc.	Gibraltar Industries, Inc.	Trex Company, Inc.
Apogee Enterprises, Inc.	Graco, Inc.	Quanex Building Products Corporation
Armstrong World Industries, Inc.	Hayward Holdings, Inc.	Simpson Manufacturing Co., Inc.
The AZEK Company, Inc.	Insteel Industries Inc.	Standex International Corporation
CSW Industrials, Inc.	L.B. Foster Company
Enerpac Tool Group Corp.	Nordson Corporation
Advanced Drainage Systems, Inc	Zurn Elkay Water Solutions Corporation

On September 16, 2024, the Compensation Committee, with input from Mercer, approved the removal of PGT Innovations, Inc., which was acquired in 2024, from the peer group.
Say-on-Pay
At the 2024 annual meeting of shareholders, the Company’s shareholders approved the compensation of our named executive officers by a vote of approximately 98% of the votes cast (the so-called “say-on-pay” advisory vote). The Compensation Committee viewed the results of the 2024 say-on-pay vote as an expression of strong support for the Company’s executive compensation program.

At the 2024 annual meeting of shareholders, the Company’s shareholders also cast a separate advisory vote in favor of an annual frequency for future say-on-pay voting, and the Board determined, consistent with the results of that vote, to hold say-on-pay votes annually until the next required advisory vote on the frequency of say-on-pay voting, which is currently expected to occur at the 2030 annual meeting of shareholders. The Compensation Committee expects to consider the feedback received from say-on-pay advisory votes as it continues to evaluate our executive compensation program.
Elements of Our Executive Compensation Program
The key elements of our executive compensation program for the year ended December 28, 2024 were:
•	base salary;
•	an annual short-term cash incentive award;
•	long-term incentive compensation in the form of time-based and performance-based restricted stock units; and
•	other benefits, as described below.
Base Salary
Annual base salaries provide our named executive officers with a predictable level of cash compensation and stability with respect to a portion of their total compensation. We believe that our named executive officers’ base salaries should reflect factors such as the executive’s performance, experience, and breadth of overall responsibilities. The base salaries of our named executive officers are intended to be generally competitive within our peer group. The Compensation Committee reviews and, as appropriate, adjusts the base salaries for our named executive officers. For 2024, the Compensation Committee and the Board of Directors approved base salary increases for Messrs. Wong and Kahler. The table below sets forth the 2023 fiscal-year-end base salary, 2024 fiscal-year-end base salary, and the percentage increases for each NEO. For fiscal year 2024, Mr. Wong’s salary increased from $500,000 to $551,000 in recognition of his contributions to the Company’s accomplishments and to align with market median for his role. Mr. Kahler’s salary also increased from $376,867 to $455,000 for fiscal year 2024 in connection with his appointment as Corporate Secretary, in addition to his role as General Counsel, and to align with market median for his role. Consistent with the Company’s compensation philosophy and based on Mercer’s executive compensation study as compared to our peer group, the adjustments in base salary and bonus bring our executive pay in line with market pay for similarly situated roles.

Named Executive Officer	FY2023 Ending Salary	FY2024 Ending Salary	Percentage Increase
Ramey Jackson	$895,000	$895,000	0%
Anselm Wong	$500,000	$551,000	10.2%
Morgan Hodges	$435,200	$435,200	0%
Vic Nettie	$404,700	$404,700	0%
Elliot Kahler	$376,867	$455,000	20.7%

Annual Incentives
For our 2024 fiscal year, the compensation program for our named executive officers included an annual performance-based short-term cash incentive opportunity under the Janus Bonus Program (the “Janus Bonus Program”). We believe that an annual cash incentive bonus program is an important way to incentivize our executives to focus on the achievement of the Company’s financial performance. Annual cash bonus opportunities under the Janus Bonus Program for 2024 were based on our achievement of an Adjusted EBITDA target that was established in the first quarter of fiscal 2024.
As shown in the table below, Adjusted EBITDA performance for fiscal 2024 narrowly missed the 75% threshold for a payout under the Janus Bonus Program. Upon determining that the performance targets for fiscal 2024 had not been achieved and that annual incentive bonuses otherwise would not be payable for 2024 under the Janus Bonus Program, the Compensation Committee exercised its discretion to approve incentive bonus payments to the named executive officers limited to 50% of their target annual bonus opportunities. The Compensation Committee approved these bonus payments in order to encourage the retention of the executive team, which has deep industry knowledge and expertise, recognize the executives’ contributions to the

Company’s accomplishments in the challenging market environment of fiscal 2024, and motivate the executives to focus on executing on the Company’s business objectives for fiscal 2025. In determining the named executive officers’ bonus payment amounts for 2024, the Compensation Committee considered that notwithstanding macroeconomic uncertainty and the challenging interest rate environment, the executive team helped drive significant financial and operational achievements during 2024, as described above under the heading “Operational and Financial Performance Summary.” After considering the named executive officers’ performance during 2024 and recognizing the importance of retaining the executive leadership team, the Compensation Committee determined that it was appropriate to provide annual bonus payments to the named executive officers, limited to levels well below their target bonus opportunities for the year. Accordingly, Messrs. Jackson, Wong, Hodges, Nettie, and Kahler received cash bonuses for the 2024 fiscal year in the amount of $447,500, $205,031, $163,200, $151,763, and $125,197, respectively. We define Adjusted EBITDA as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items.

Performance Metric	Threshold (75% of Target)	Target	Maximum (110% of Target)	Actual Performance	Performance as a % of Target	Janus Bonus Program Payout % (Before Discretion)	Final Approved Payout (% of Target)
Adjusted EBITDA (millions, except for percentages)	$225.7	$300.9	$331.0	$208.5	69.3%	0%	50%

Our executives were previously compensated under the Janus Management Incentive Plan, a legacy plan that was only applicable to named executive officers. As of January 1, 2024, all named executive officers were transitioned to the Janus Bonus Program which applies to all bonus-eligible employees.
Long Term Equity Incentive Awards
The Company maintains the 2021 Omnibus Incentive Plan (the “Omnibus Plan”) to provide for the grant of stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance awards, cash-based awards and other equity-based awards to eligible directors, officers, and employees in order to attract, retain, and reward such individuals and strengthen the mutuality of interest between such individuals and the Company’s shareholders.
Equity Awards Granted to Named Executive Officers
The Company has used a variety of long-term equity incentive awards in our executive compensation program, including restricted stock units (“RSUs”), performance stock units (“PSUs”), and stock options (“Options”). During the Company’s 2024 fiscal year, the Compensation Committee granted RSUs and PSUs to our named executive officers, in order to appropriately retain and incentivize key executives who are important to the success of our business, and to promote alignment with the interests of our shareholders. The grant amounts were determined based on Mercer’s recommendations following the compensation study of our executive compensation program.
2024 Long-Term Incentive Grant Cycle.
The Compensation Committee believes that it is important for a significant portion of the long-term incentive opportunity of our named executive officers to be tied to the achievement of performance goals. Accordingly, for the long-term incentive awards granted to our named executive officers on March 19, 2024, pursuant to the Company’s regular 2024 long-term incentive grant cycle, the Compensation Committee allocated the long-term incentive opportunity for each of the named executive officers as follows: 50% to PSUs and 50% to RSUs.
PSU awards granted to our named executive officers pursuant to the regular 2024 long-term incentive grant cycle vest using straight-line interpolation based on a percentage of 90-110% of the Company’s Cumulative Adjusted EBITDA (as defined in the award agreement), subject in each case to continued employment through the applicable vesting date. The number of PSUs that become earned for PSU awards granted during fiscal year 2024 can range between 0% and 200% of the original target number of PSUs awarded, and the performance period is the three-year period consisting of fiscal years 2024, 2025 and 2026. PSUs will be settled as soon as administratively practicable following the end of the performance period, but in no event later than 60 days following the Certification Date (as defined in the award agreement), by the Company delivering a number of shares of Common Stock equal to the number of Earned PSUs (as defined in the award agreement).

RSU awards granted to our named executive officers pursuant to the regular 2024 long-term incentive grant cycle vest in three equal annual installments on each of the first three anniversaries of the grant date, subject in each case to the executive’s continued employment through the applicable vesting dates.
One-Time Equity Awards.
On March 19, 2024 and in addition to the long-term incentive awards granted pursuant to the Company’s regular 2024 long-term incentive grant cycle, the Compensation Committee approved the grant of a one-time award of RSUs to Mr. Wong with a value of $5,000,000. The one-time award of RSUs to Mr. Wong is intended to incentivize continued future performance, to encourage retention of his services, and to further align his interests with those of the Company's stockholders. Those RSUs will vest in three substantially equal annual installments on each of the first three anniversaries of the grant date, subject to Mr. Wong’s continued employment (or other service) through the applicable vesting dates.
On December 16, 2024, the Compensation Committee approved the grant of one-time awards of PSUs to certain key employees, including Messrs. Jackson, Wong, Hodges, Nettie, and Kahler (the “One-Time PSU Award”). The One-Time PSU Award granted to Messrs. Jackson, Wong, Hodges, Nettie, and Kahler had a grant date target value of $2,000,000, $750,000, $500,000, $500,000, and $250,000, respectively. The Compensation Committee approved this One-Time PSU Award for the purposes of: (i) promoting the motivation, commitment, and focus of the grantees on achieving financial performance objectives that are important to the Company’s success, (ii) providing retention incentives for the grantees, and (iii) increasing the alignment of the interests of the grantees with the interests of the Company’s stockholders. The Compensation Committee, in consultation with Mercer, elected PSUs as the vehicle for the One-Time PSU Award and approved the One-Time PSU Award to incentivize the achievement of our long-term growth strategy.
Vesting of the One-Time PSU awards granted to Messrs. Jackson, Wong, Hodges, Nettie, and Kahler on December 16, 2024 is contingent upon the Company’s level of achievement with respect to two equally-weighted performance metrics, cumulative adjusted EBITDA and cumulative revenue, measured over a two-year performance period consisting of fiscal years 2025 and 2026, as well as the grantee’s continued employment until the date of the Compensation Committee’s certification of the achievement of those performance metrics. The number of the PSUs vesting (if any) may range from 0% to 200% of the grantee’s target number of PSUs, depending on the level of performance achieved.
Settlement of 2022-2024 PSUs.
In fiscal 2022, the Compensation Committee granted PSUs to our named executive officers (other than Mr. Kahler). The number of PSUs ultimately earned (if any) could range between 0% and 200% of the target number of PSUs, based on the Company’s cumulative Adjusted EBITDA (as a percentage of budgeted Adjusted EBITDA) for the three fiscal year performance period beginning on January 2, 2022 and ending on December 28, 2024, subject to the grantee’s continued employment through the date that performance achievement is certified. The number of PSUs (if any) earned is determined using straight-line interpolation for achievement of cumulative Adjusted EBITDA between 90% and 110% of the budgeted Adjusted EBITDA target. In the first quarter of 2025, the Compensation Committee certified the Company’s performance relative to the performance goals established for the 2022-2024 PSUs awarded to Messrs. Jackson, Wong, Hodges and Nettie in 2022. As shown in the table below, based on the Company’s cumulative Adjusted EBITDA for the fiscal 2022-2024 performance period, the PSUs granted in 2022 were earned at the maximum level (200% of target).

Performance Metric	Threshold (90% of Budgeted Adjusted EBITDA)	Target (100% of Budgeted Adjusted EBITDA)	Maximum (110% of Budgeted Adjusted EBITDA)	Actual Cumulative Adjusted EBITDA ($)	Actual Cumulative Adjusted EBITDA (% of Target)	Payout Percentage (% of Target # of PSUs Earned)
Cumulative Adjusted EBITDA (millions, except percentages)(1)	$566.3	$629.3	$692.2	$722.5	115%	200%

(1)
The Adjusted EBITDA metric was defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items, subject to certain adjustments approved by the Compensation Committee to reflect the impact of unusual or infrequently occurring items in accordance with the terms of the Omnibus Plan. Amounts presented in millions.

Employment Agreements with Named Executive Officers
In connection with his commencement of employment as Executive Vice President and Chief Financial Officer effective July 1, 2022, we entered into an offer letter establishing certain terms of Mr. Wong’s employment. Pursuant to his offer letter, Mr. Wong became entitled to the following compensation: (i) an annualized base salary of $500,000 per year; (ii) eligibility to participate in a short term incentive program with an annual bonus target value of 75% of his annualized base salary, based upon mutually developed performance objectives; and (iii) eligibility to participate in the Omnibus Plan, under which he received (a) a one-time equity award comprised of Options with a grant date value of $750,000 that will vest annually in four equal installments over four years and (b) a 2022 equity award consisting of (x) a PSU award with a grant date target value of $325,000 that will cliff vest at the end of 2024 based on the Company’s achievement of certain “Adjusted EBITDA” levels in accordance with the award agreement governing the performance stock units and (y) Options with a grant date value of $325,000 that will vest annually in four equal installments over four years. Pursuant to his offer letter, Mr. Wong is also subject to the terms and conditions of the Company’s standard form restrictive covenant agreement.
We entered into offer letters with Mr. Kahler on September 17, 2018, in connection with his initial employment by the Company, and on September 15, 2022, in connection with his promotion to the position of General Counsel, which offer letters set forth certain basic terms of his compensation arrangements with the Company. Pursuant to the September 15, 2022 offer letter, Mr. Kahler became entitled to the following as compensation for his service as General Counsel: (i) an annual base salary of $250,000, (ii) eligibility to participate in the Janus Bonus Program with a target bonus opportunity of 40% of base salary, (iii) eligibility to participate in the long-term incentive program, and (iv) an automobile allowance of $600 per month.
We have not entered into any written offer letters or employment agreements with any of our other named executive officers.
Executive Severance and Change in Control Plan
On August 31, 2023, the Board adopted the Janus International Group, Inc. Executive Severance and Change in Control Plan (the “Severance Plan”), effective as of September 1, 2023. The Severance Plan provides for severance pay and benefits to eligible executives, including the Company’s named executive officers, in the event of a termination of employment under certain qualifying circumstances. The Severance Plan is administered by the Compensation Committee. We believe that the Severance Plan is an important program, consistent with programs maintained by peer companies, to attract and retain key executives and to promote their commitment to the Company notwithstanding the possibility of a termination of employment. For more information regarding the severance pay and benefits provided under the Severance Plan, see below under “Potential Payments upon Termination or Change in Control — Severance Plan.”
Retirement Benefits
We do not have a U.S. defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a tax-qualified defined contribution retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the named executive officers, may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan, subject to applicable annual limits under the Internal Revenue Code. Pre-tax contributions are allocated to each participant’s individual account. We have the option to make discretionary employer matching and/or non-elective contributions to all participants. Employee elective deferrals are 100% vested at all times.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental, and vision benefits;
•	medical and dependent care flexible spending accounts or health savings account;
•	short-term and long-term disability insurance; and
•	life insurance.

No Tax Gross-Ups. We did not make any gross-up payments in our 2024 fiscal year to cover our named executive officer’s personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company. The Company does not intend to make any tax gross-up payments now or in the future.
Clawback Policy
The Board adopted a Clawback Policy on August 31, 2023, which provides for the recoupment of certain executive compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event of such a restatement, the Clawback Policy provides that the Compensation Committee will cause the Company to promptly recover any erroneously awarded incentive-based compensation received by any covered executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such an accounting restatement. Covered executive officers include both current and former executive officers, as determined by the Compensation Committee. Incentive-based compensation includes any compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure. Financial reporting measures are those that are determined and presented in accordance with the accounting policies used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, regardless of whether such measures are presented within the Company’s financial statements or included in a filing with the SEC. The amount required to be recovered in the event of an accounting restatement will equal the amount of incentive-based compensation received by the covered executive officer that exceeds the amount of such compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. The Clawback Policy is intended to comply with the requirements of SEC Rule 10D-1 under the Securities Exchange Act and Section 303A.14 of the NYSE Listed Company Manual, and the Clawback Policy is effective with respect to covered incentive-based compensation received on or after October 2, 2023.
Stock Ownership Guidelines
In August 2023, the Compensation Committee and the Board approved stock ownership guidelines for the executive officers and directors, which provide target levels of stock ownership that executive officers and directors must attain. The target ownership level for our Chief Executive Officer is five times his annual base salary; for our named executive officers other than the Chief Executive Officer, the target level is three times their respective base salary; for our other executive officers, the target level is two times their respective base salary; and for our non-employee directors, the target level is three times the annual retainer for service on the Board. Covered persons are expected to achieve their applicable guideline ownership level within five years after becoming subject to the guidelines, and covered persons who have not achieved the applicable guideline ownership level generally will be required to retain at least 50% of the net shares received pursuant to any equity incentive awards granted by the Company.
For purposes of our stock ownership guidelines, the following equity interests generally will be counted towards satisfaction of the applicable guideline ownership level: (i) shares owned directly by the covered person or immediate family members; (ii) shares held in trust for the benefit of the covered person or family members (including any shares held in the Company’s 401(k) plan); (iii) shares underlying unvested, time based restricted stock or RSUs; and (iv) vested deferred stock units or vested PSUs that may only be settled in shares of common stock. Shares subject to unexercised Options (whether vested or unvested) and unvested PSUs or other performance-based equity awards do not count as qualifying shares for purposes of the stock ownership guidelines.
Policies and Practices Related to the Grant of Certain Equity Awards
The Board has adopted a Policy and Procedures for the Granting of Equity-Based Awards (the “Equity Grant Policy”) to be followed in connection with all grants of equity-based awards (including, but not limited to, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units) to officers, employees, and consultants under the Company’s equity plans. Pursuant to the

Equity Grant Policy, it is the intent of the Company that no equity-based awards shall be backdated, nor shall the timing of the public release of material information or of an equity-based award be manipulated with the intent of benefiting an award recipient. The Equity Grant Policy generally provides for equity-based awards to be granted during open trading windows, consistent with the Company’s insider trading policy, to minimize the risk of grant decisions being made while any employee or member of the Board is in possession of material, non-public information.
While the Company may grant equity-based awards at any time, the Equity Grant Policy provides that equity-based awards generally will be granted on a regularly scheduled basis. For example, annual grants of equity-based awards to the Chief Executive Officer, existing officers, employees, and consultants generally will be approved once per year at a meeting of the Board or Compensation Committee, as applicable, held in or around March each year following the Company’s filing of its annual report on Form 10-K, while discretionary grants of equity-based awards to existing officers, employees, and consultants generally will be approved once per year at a meeting that is held in or around August each year during an open trading window under the Company’s insider trading policy. Pursuant to the Equity Grant Policy, grants of equity-based awards to new hires or for promotions, retention, or for purposes other than annual or other broad-based Company-wide grants generally will be approved either at the annual March meeting of the Compensation Committee, at the annual meeting (in or around August) for approval of discretionary grants, or at such other time that the Board or Compensation Committee determines to be advisable.
The Company did not grant any stock options to any of our named executive officers in fiscal 2024 or fiscal 2023.
Risk Analysis of Our Compensation Plans
Company management assesses and discusses with the Compensation Committee our compensation policies and practices for our employees as they relate to risk management. Based on this assessment, we do not believe that any risks arise from such policies and practices that are reasonably likely to have a material adverse effect on the Company now or in the future.
GAAP to Non-GAAP Reconciliations
Non-GAAP Financial Measures
Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
Adjusted EBITDA
Janus presents Adjusted EBITDA, which is a non-GAAP financial performance measure, which excludes from reported GAAP results, the impact of certain items consisting of acquisition events and other non-recurring charges. Such expenses, charges, and gains are not indicative of Janus’s normal, ongoing operations, and their inclusion in results makes for more difficult comparisons between years and with peer group companies.
Adjusted EBITDA is used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, these measures provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors. In addition, they provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-cash items and certain variable charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the nearest GAAP equivalent of Adjusted EBITDA. These limitations include that the non-GAAP financial measures:
•	exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•	do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available;
•	do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available;
•	exclude non-recurring items which are unlikely to occur again and have not occurred before (e.g., the extinguishment of debt); and
•
may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results.

Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.
The following table presents a reconciliation of net income to Adjusted EBITDA for the periods indicated:

	Year Ended	Year Ended
(dollar amounts in millions)	December 28, 2024	December 30, 2023
Net Income	$70.4	$135.7
Interest expense, net	49.6	60.0
Income taxes	29.9	47.1
Depreciation	12.0	9.3
Amortization	32.0	29.8
EBITDA	$193.9	$281.9
Loss on extinguishment and modification of debt(1)	1.7	3.9
Impairment(2)	12.0	—
Restructuring (income) expense(3)	(2.9)	1.2
Acquisition expense (income)(4)	3.5	(1.4)
Other	0.3	—
Adjusted EBITDA	$208.5	$285.6
(1)
Adjustments for loss on extinguishment and modification of debt are related to the write off of unamortized fees and third-party fees as a result of the debt modification completed in April 2024 and the debt refinancing of its existing certain First Lien Credit and Guarantee Agreement, dated as of February 12, 2018 (as amended to date, the “First Lien Term Loan”) pursuant to Amendment No. 6 to the First Lien Term Loan, that occurred in August 2023 (the “Amendment No. 6 First Lien”).

(2)	Impairment consists of the write down of the DBCI tradename intangible asset.
(3)
Restructuring (income) expense consist of the following: 1) facility relocations; 2) severance and hiring costs associated with our strategic transformation, including executive leadership team changes; 3) sale of a manufacturing facility; and 4) strategic business assessment and transformation projects.

(4)	Expenses or income related to various professional fees, net working capital finalization, and legal settlements from acquisition related activities.

Free Cash Flow
The following table presents a reconciliation of cash flows provided by operating activities to free cash flow for the periods indicated:

(dollar amounts in millions)	Year Ended
	December 28, 2024	December 30, 2023
Cash flow from operating activities	$154.0	$215.0
Less: Purchases of property, plant and equipment	(20.1)	(19.0)
Free Cash Flow	$133.9	$196.0
GAAP Net Income	$70.4	$135.7
Non-GAAP Adjusted Net Income	$82.1	$138.4
Operating Cash Flow to GAAP Net Income	219%	158%
Free Cash Flow to Non-GAAP Adjusted Net Income (“conversion”)	163%	142%

*
Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024.
Compensation Committee of the Board of Directors:
Roger Fradin, Chair

Joseph F. Hanna

Xavier Gutierrez

Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our named executive officers for the 2024, 2023 and 2022 fiscal years.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[5]	All Other Compensation ($)[6]	Total ($)
Ramey Jackson Chief Executive Officer	2024	877,788	448,000	5,113,734	—	—	6,899	6,446,421
	2023	866,538	500	2,208,980	—	1,706,400	13,321	4,795,739
	2022	606,731	500	1,104,493	1,104,514	780,000	23,387	3,619,625
Anselm Wong Executive Vice President and Chief Financial Officer	2024	535,500	205,031	6,570,945	—	—	8,688	7,320,164
	2023	500,000	—	649,986	—	720,000	8,510	1,878,496
	2022	242,308	250,000	324,999	1,075,000	—	4,904	1,897,211
Morgan Hodges Executive Vice President	2024	426,831	163,700	832,219	—	—	14,321	1,437,071
	2023	417,619	500	199,986	—	590,568	10,710	1,219,383
	2022	276,962	500	99,992	100,000	414,000	16,220	907,674
Vic Nettie Vice President of Manufacturing	2024	396,917	152,263	882,938	—	—	11,059	1,443,177
	2023	371,048	500	199,986	—	535,968	13,426	1,120,928
	2022	220,192	500	99,992	100,000	415,125	16,806	852,615
Elliot Kahler General Counsel & Corporate Secretary	2024	426,717	125,697	877,571		—	8,633	1,438,618

(1)	The amounts in this column reflect the base salary earned by each named executive officer.
(2)
The amounts in this column for 2024 reflect the discretionary 2024 annual incentives approved by the Compensation Committee in March 2025, as described in more detail under the heading “Compensation Discussion and Analysis—Annual Incentives”, and one-time cash bonus awards of $500 each paid to our named executive officers other than Mr. Wong on December 6, 2024. For 2023 and 2022, where applicable, the amounts in this column reflect cash bonus awards of $500 paid to certain named executive officers.

The following table shows the annual incentives received by the named executive officers for each of the years shown in the summary compensation table pursuant to the Janus Bonus Program (including the discretionary annual incentives for 2024) or under its predecessor, the Management Incentive Plan:

Name and Principal Position	Year	Annual Incentive ($)
Ramey Jackson Chief Executive Officer	2024	447,500
	2023	1,706,400
	2022	780,000
Anselm Wong Executive Vice President and Chief Financial Officer	2024	205,031
	2023	720,000
	2022	—
Morgan Hodges Executive Vice President	2024	163,200
	2023	590,568
	2022	414,000
Vic Nettie Vice President of Manufacturing	2024	151,763
	2023	535,968
	2022	415,125
Elliot Kahler General Counsel & Corporate Secretary	2024	125,197

(3)
The amounts reflected in this “Stock Awards” column represents the aggregate grant date fair value of the PSUs and RSUs granted to our named executive officers, as applicable, each as calculated in accordance with FASB ASC Topic 718. For 2024, this includes the awards granted pursuant to our regular 2024 long-term incentive grant cycle, as well as a one-time award of RSUs to Mr. Wong in March 2024 and a one-time award of PSUs to the named executive officers in December 2024, all of which are described in more detail under the heading “Compensation Discussion and Analysis—Equity Awards Granted to Named Executive Officers.” The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our audited consolidated financial statements included in our annual report on Form 10-K for the applicable fiscal year. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for the PSUs subject to financial performance conditions are based on the probable outcome as of the date of grant and exclude the impact of estimated forfeitures.

(4)
Represents the aggregate grant date fair value of stock options granted to each named executive officer, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our audited consolidated financial statements included in Form 10-K for the applicable fiscal year.

(5)
Because Adjusted EBITDA performance for 2024 was below the threshold for payout, no bonus payments were earned based on the preestablished performance goals under the Janus Bonus Program for 2024; accordingly, no amounts are reported in this column for 2024. Instead, the discretionary annual bonuses approved by the Compensation Committee for fiscal 2024, which are discussed in more detail under the heading “Compensation Discussion and Analysis—Annual Incentives,” are reported in the Bonus column of this table. For 2023 and 2022, where applicable, the amounts in this Non-Equity Incentive Plan Compensation column reflect annual bonuses earned by certain named executive officers based on the achievement of preestablished performance goals for the applicable fiscal year under the Janus Management Incentive Plan.

(6)
The amounts reported in the All Other Compensation column for fiscal 2024 reflect: (i) 401(k) employer matching contributions of $6,899, $8,688, $6,459, $11,059 and $8,633 for each of Messrs. Jackson, Wong, Hodges, Nettie and Kahler, respectively; and (ii) Mr. Hodges also received a donation of a MASS building valued at $7,862 due to the total loss of his primary residence.

The following table sets forth the grant date values of the PSU awards granted to our named executive officers on March 19, 2024 pursuant to our regular 2024 long-term incentive grant cycle, assuming achievement of the threshold, target, and maximum level of performance, for each named executive officer.

	Value as of Grant Date, Assuming Threshold Level of Performance ($)	Value as of Grant Date, Assuming Target Level of Performance ($)	Value as of Grant Date, Assuming Highest Level of Performance ($)
Ramey Jackson	778,434	1,556,868	3,113,736
Anselm Wong	205,240	410,480	820,959
Morgan Hodges	83,055	166,110	332,222
Vic Nettie	95,735	191,470	382,940
Elliot Kahler	156,894	313,788	627,576

The following table sets forth the grant date values of the one-time PSU awards granted to our named executive officers on December 16, 2024, assuming achievement of the threshold, target, and maximum level of performance, for each named executive officer.

	Value as of Grant Date, Assuming Threshold Level of Performance ($)	Value as of Grant Date, Assuming Target Level of Performance ($)	Value as of Grant Date, Assuming Highest Level of Performance ($)
Ramey Jackson	999,999	1,999,998	3,999,996
Anselm Wong	374,996	749,992	1,499,985
Morgan Hodges	249,999	499,998	999,995
Vic Nettie	249,999	499,998	999,995
Elliot Kahler	124,997	249,995	499,990

2024 Fiscal Year Grants of Plan-Based Awards
The following table sets forth information relating to the grant of plan-based incentive awards to our named executive officers in fiscal 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Ramey Jackson	ICP		447,500	895,000	1,790,000					—	—
	RSU	3/19/2024							104,981	—	—	1,556,868
	PSU24-26	3/19/2024				52,491	104,981	209,962		—	—	1,556,868
	PSU25-26	12/16/2024				126,262	252,525	505,050				1,999,998
Anselm Wong	ICP		206,625	413,250	826,500					—	—
	RSU	3/19/2024							364,833	—	—	5,410,473
	PSU24-26	3/19/2024				13,840	27,679	55,358		—	—	410,480
	PSU25-26	12/16/2024				47,348	94,696	189,392				749,992
Morgan Hodges	ICP		163,200	326,400	652,800					—	—
	RSU	3/19/2024							11,201	—	—	166,111
	PSU24-26	3/19/2024				5,601	11,201	22,402		—	—	166,111
	PSU25-26	12/16/2024				31,566	63,131	126,262				499,998
Vic Nettie	ICP		151,763	303,525	607,050					—	—
	RSU	3/19/2024							12,911	—	—	191,470
	PSU24-26	3/19/2024				6,456	12,911	25,822		—	—	191,470
	PSU25-26	12/16/2024				31,566	63,131	126,262				499,998
Elliot Kahler	ICP		136,500	273,000	546,000					—	—
	RSU	3/19/2024							21,159	—	—	313,788
	PSU24-26	3/19/2024				10,580	21,159	42,318		—	—	313,788
	PSU25-26	12/16/2024				15,783	31,565	63,130				249,995

(1)
The amounts represent the threshold, target, and maximum estimated payout opportunities for awards granted under our cash bonus plan for 2024. The actual value of the bonuses paid to our NEOs for the 2024 fiscal year can be found above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
The exercise price of any stock options is equal to the fair market value of our common stock, which is the closing price per share of our common stock as reported by the New York Stock Exchange on the grant date. No stock options were granted to any of our NEOs during the 2024 fiscal year.

(3)
These amounts represent the aggregate grant date fair value RSUs, PSUs and Options, as applicable, granted to our named executive officers, computed in accordance with ASC 718. See Note 12 to our audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 28, 2024 for details as to the assumptions used to calculate the fair value of stock and option awards.

Outstanding Equity Awards At 2024 Fiscal Year End
The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of December 28, 2024.

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Awards: Number of shares or units of stock that have not vested (#)	Stock Awards: Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ramey Jackson Chief Executive Officer	121,910	121,912(2)	9.46	4/29/2032	408,287(3)	3,004,992	357,361(4)	2,630,177
Anselm Wong Executive Vice President and Chief Financial Officer	123,846	123,849(2)	9.03	7/1/2032	457,353(3)	3,366,118	123,938(4)	912,184
Morgan Hodges Executive Vice President	11,036	11,039(2)	9.46	4/29/2032	38,660(3)	284,538	73,471(4)	540,743
Vic Nettie Vice President of Manufacturing	11,036	11,039(2)	9.46	4/29/2032	40,370(3)	297,123	74,326(4)	547,036
Elliot Kahler General Counsel & Corporate Secretary	—	—	—	—	32,756(3)	241,084	44,514(4)	327,623

(1)	The market value is based on the closing market price of our shares of Common Stock on December 27, 2024 of $7.36.
(2)
These Options were granted on April 29, 2022, and vest in four equal installments on each of the first four anniversaries of April 1, 2022, in each case subject to continued employment through the applicable vesting date. Options for Mr. Wong were granted on July 1, 2022, in conjunction with his employment agreement.

(3)
The values reflected related to the unvested RSUs that were granted on March 21, 2023 and March 19, 2024, and that will vest in three equal annual installments on each of the first three anniversaries of the grant date, as well as the PSUs granted during the 2022 fiscal year that were earned based on performance for the three fiscal year performance period ending on the last day of the 2024 fiscal year.

(4)
The values reflected relate to the PSUs that were granted during the 2023 and 2024 fiscal years for the three-year performance periods ending on the last day of our 2025 and 2026 fiscal years, respectively, and that are subject to continued employment through the applicable vesting date.

2024 Option Exercises and Stock Vested Table
The following table provides information on stock options exercised, including the number of shares of our common stock acquired upon exercise and the value realized upon vesting of stock awards, determined as described below, for our named executive officers in the year ended December 28, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ramey Jackson	—	$—	34,893	$523,395
Anselm Wong	—	$—	10,267	$154,005
Morgan Hodges	—	$—	3,159	$47,385

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Vic Nettie	—	$—	3,159	$47,385
Elliot Kahler	—	$—	4,473	$60,821

(1)
The value realized on exercise is based on the difference between the market price of our common stock upon exercise and the applicable exercise price of those options. None of the NEOs exercised any stock options during the 2024 fiscal year.

(2)	The value realized on vesting is calculated by multiplying the number of vested shares by the closing price of our common stock on the New York Stock Exchange on the applicable vesting date.
Potential Payments upon Termination or Change in Control
As described below, we have agreed to provide severance and change of control payments and benefits to our named executive officers under specified circumstances upon a termination of employment or upon a change in control.
Severance Plan
Under the Severance Plan, we are obligated to provide certain severance pay and benefits to participating employees, including our named executive officers, upon a termination of employment by the Company without Cause or due to the participant’s resignation for Good Reason (each as defined in the Severance Plan) (each, an “Eligible Termination”).
Upon a participant’s Eligible Termination that occurs outside of the two-year period following a Change in Control (as defined in the Omnibus Plan) (such period, the “Change in Control Protection Period”), the participant will be eligible to receive, subject to the participant’s execution and non-revocation of a release of claims and continued compliance with restrictive covenants, the following:
•
A cash severance payment equal to the product of (i) 1.0 (or 2.0 for the Chief Executive Officer), multiplied by (ii) the sum of the participant’s (x) base salary plus (y) Annual Bonus (as defined in the Severance Plan), payable in substantially equal installments over the 12-month period following the date of termination (or the 24-month period for the Chief Executive Officer);

•
Provided that the participant is eligible for Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), continuation coverage and timely elects such coverage, for a period of 12 months following the date of termination (or 18 months for the Chief Executive Officer), the participant will continue to be covered by the same or substantially equivalent coverage applicable to the participant immediately prior to the date of termination and the Company will, at its option, pay or reimburse the participant for the full amount the participant is required to pay for the participant and his or her dependents to effect and continue such coverage; and

•
Outplacement services, at the Company’s expense, through a firm selected by the Company until the two-year anniversary of the date of termination (provided that the cost of such services will not exceed 10% of the participant’s base salary) (the “Outplacement Services”).

Upon a participant’s Eligible Termination that occurs during the Change in Control Protection Period, the participant will be eligible to receive, subject to the participant’s execution and non-revocation of a release of claims and continued compliance with restrictive covenants, the following:
•
A cash severance payment equal to the product of (i) 2.0 (or 3.0 for the Chief Executive Officer), multiplied by (ii) the sum of the participant’s (x) base salary plus (y) Annual Bonus, payable in substantially equal installments over the 12-month period following the date of termination (or the 24-month period for the Chief Executive Officer);

•
Provided that the participant is eligible for COBRA continuation coverage and timely elects such coverage, for a period of 18 months following the date of termination (or 24 months for the Chief Executive Officer), the participant will continue to be covered by the same or substantially equivalent coverage applicable to the participant immediately prior to the date of termination and the Company will, at its option, pay or reimburse the participant for the full amount the participant is required to pay for the participant and his or her dependents to effect and continue such coverage; and

•	The Outplacement Services.
Upon a participant’s termination of employment for any reason (pursuant to an Eligible Termination or otherwise), all outstanding equity awards held by the participant will be treated in accordance with the applicable award agreements and the Omnibus Plan. Further, the Severance Plan provides for a two-year post-employment non-compete and non-solicit, as well as other customary restrictive covenants.
Treatment of Equity Awards
Treatment of RSUs
Except as set forth below, in the event of a termination of employment for any reason, RSUs held by the named executive officer that have not yet been settled generally will be cancelled and forfeited as of the termination date for no consideration.
In the event of a Change in Control (as defined in the Omnibus Plan) prior to a vesting date and the RSUs are not assumed, any unvested RSUs will automatically vest upon the Change in Control.
In the event of a Change in Control prior to a vesting date and the RSUs are assumed, but the respective named executive officer is terminated due to an involuntary termination without Cause (as defined under the Omnibus Plan) and not due to the respective named executive officer’s death, disability or resignation, within one year following the Change in Control, any unvested RSUs outstanding as of immediately prior to such termination will automatically vest.
Treatment of PSUs
Except as set forth below, in the event of a termination of employment for any reason, PSUs held by the named executive officer that have not yet been settled will generally be cancelled and forfeited as of the termination date for no consideration.
In the event of a Change in Control (as defined in the Omnibus Plan) prior to the end of the performance period and the PSUs are not assumed (as defined in the applicable award agreement), any unvested PSUs will automatically vest upon a Change in Control in an amount equal to the greater of the Target PSUs (as defined in the award agreement) and the portion of the Target PSUs that would have vested based on actual achievement of the Cumulative Adjusted EBITDA (as defined in the award agreement) if the performance period ended as of the Change of Control.
In the event of a Change in Control prior to the end of the performance period and the PSUs are assumed, but the respective named executive officer is terminated due to an involuntary termination without Cause (as defined under the Omnibus Plan) and not due to the respective named executive officer’s death, disability or resignation, within one year following a Change in Control, any unvested PSUs outstanding as of immediately prior to such termination will automatically vest in an amount equal to the greater of the Target PSUs and the portion of the Target PSUs that would otherwise be vested based on actual achievement of the Cumulative Adjusted EBITDA if the performance period ended as of the Change in Control.
Treatment of Options
In the event of a Change in Control, any unvested Options held by our named executive officers that have not been assumed will automatically vest and the Compensation Committee may in its sole discretion extend the duration of the exercisability of the Option through any date prior to the Final Expiration Date (as defined in the applicable award agreement).
In the event of a termination of a named executive officer without Cause within one year following a Change in Control, any unvested Options held by the respective named executive officer will vest upon the termination date.

Options held by a named executive officer will expire on the first of the following to occur: (i) a termination of the respective named executive officer for Cause, (ii) a termination of the respective named executive officer without Cause within one year following a Change in Control or (iii) by reason of the respective named executive officer’s death or disability.
In the event of a Change in Control, in the event of a termination within one year, the Options held by the respective named executive officer will expire within 90 days. In the event of a termination due to death or Disability, any Options held by the respective named executive officer will expire within one year.
Estimated Payments to Named Executive Officers
The following table sets forth estimates of the payments and benefits each named executive officer would have been entitled to receive from us upon a termination of employment under the circumstances described in the table effective December 28, 2024. In accordance with SEC rules, the potential payments were determined under the terms of our contracts, agreements, plans and arrangements as in effect on December 28, 2024. The table below does not include any previously vested equity awards or accrued benefits. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event.

Name	Compensation Component	Termination Without Cause or For Good Reason Outside Change in Control Protection Period ($)	Termination Without Cause or For Good Reason During Change in Control Protection Period ($)
Ramey Jackson	Cash compensation	3,943,900	5,915,850
	Acceleration of unvested Options, RSUs and PSUs	0	5,635,169
	Benefits and Outplacement	146,508	146,508

Anselm Wong	Cash compensation	1,013,516	2,027,031
	Acceleration of unvested Options, RSUs and PSUs	0	4,278,302
	Benefits and Outplacement	82,489	96,183

Morgan Hodges	Cash Compensation	812,084	1,624,168
	Acceleration of unvested Options, RSUs and PSUs	0	825,280
	Benefits and Perquisites	72,024	86,276

Vic Nettie	Cash compensation	748,566	1,497,131
	Acceleration of unvested Options, RSUs and PSUs	0	844,159
	Benefits and Outplacement	68,974	83,226

Elliot Kahler	Cash compensation	639,273	1,278,547
	Acceleration of unvested Options, RSUs and PSUs	0	568,707
	Benefits and Outplacement	54,689	59,283

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information regarding executive pay and performance. The table below shows compensation both as reported in the Summary Compensation Table (“Summary Compensation Table Total”) for the applicable fiscal year and as “compensation actually paid” (or “CAP”) for our principal executive officer (“PEO”) and as an average of all of our other named executive officers (“Non-PEO NEOs”) for the applicable fiscal year. Both Summary Compensation Table Total pay and CAP are calculated in accordance with the requirements of Regulation S-K and may differ substantially from the manner in which the Compensation Committee and the Board make decisions regarding executive pay. For discussion of the Compensation Committee’s decisions regarding the pay of our named executive officers, see the Compensation Discussion and Analysis above.
The table below also shows (i) the Company’s cumulative total shareholder return (or “TSR”), (ii) the TSR of the S&P 600 Small Cap Industrials Index, which we have used as our peer group for purposes of disclosure in the table below, (iii) the Company’s net income for the applicable fiscal year, and (iv) the Company’s performance with respect to a “company-selected measure” (or “CSM”) which in our assessment represents the single most important financial performance metric used to link compensation actually paid to our named executive officers for the most recently completed fiscal year to the Company’s performance. We selected Adjusted EBITDA as the CSM required for disclosure in the table below.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on:		Net Income(3) ($)	Adjusted EBITDA(4)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(2)
2024	$6,446,421	$449,271	$2,909,757	$1,332,503	$52.99	$106.28	$70,400	$208,500
2023	$4,795,739	$6,562,753	$1,317,973	$1,671,735	$93.95	$97.27	$135,700	$285,600
2022	$3,619,625	$4,961,332	$1,035,549	$1,246,304	$68.54	$83.81	$107,700	$227,000
2021	$962,347	$962,347	$614,361	$614,361	$90.14	$99.89	$43,800	$148,000

(1)
Amounts represent compensation “actually paid” to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	Ramey Jackson	Anselm Wong, Morgan Hodges, Vic Nettie, Elliot Kahler
2023	Ramey Jackson	Anselm Wong, Morgan Hodges, Vic Nettie, Peter Frayser
2022	Ramey Jackson	Morgan Hodges, Vic Nettie, Scott Sannes
2021	Ramey Jackson	Morgan Hodges, Scott Sannes

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021		2022		2023		2024
Adjustments	PEO	Average non- PEO NEOs	PEO	Average non- PEO NEOs	PEO	Average non- PEO NEOs	PEO	Average non- PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$0	$0	- $2,209,007	- $346,994	- $2,208,980	- $312,486	- $5,113,734	- $2,290,918
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$0	$0	$3,550,714	$557,749	$2,732,435	$386,534	$2,627,669	$1,217,577
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$0	$0	$0	$0	$0	$0	$0	$0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$0	$0	$0	$0	$1,231,704	$268,814	- $3,668,536	- $519,392
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$0	$0	$0	$0	$11,855	$10,900	$157,451	$15,479
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	$0	$0	$0	$0	$0	$0	$0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$0	$0	$0	$0	$0	$0	$0	$0
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	$0	$0	$0	$0	$0	$0	$0	$0
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	$0	$0	$0	$0	$0	$0	$0	$0
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	$0	$0	$0	$0	$0	$0	$0	$0
TOTAL ADJUSTMENTS	$0	$0	$1,341,707	$210,755	$1,767,014	$353,762	- $5,997,150	- $1,577,254

(2)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the S&P 600 Small Cap Industrials.
(3)	Dollar amounts under column (h) are shown in thousands.
(4)
Adjusted EBITDA is a non-GAAP measure. It excludes from reported GAAP results, the impact of certain items consisting of acquisition events and other non-recurring charges. Such expenses, charges, and gains are not indicative of Janus’s normal, ongoing operations, and their inclusion in results makes for more difficult comparisons between years and with peer group companies. Dollar amounts under column (i) are shown in thousands.

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The line graph below compares (i) the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) our Peer Group TSR, (iv) our Net Income, and (v) our Adjusted EBITDA, in each case, for our 2024, 2023, 2022 and 2021 fiscal years.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.
As required under SEC rules, “compensation actually paid” reflects adjusted values to unvested and vested equity awards based on year-end stock prices, various accounting valuation assumptions, and projected performance achievement levels for performance stock units, but does not reflect actual amounts paid out for those awards. Actual compensation paid, as defined under SEC rules, can fluctuate due to stock price changes and varying levels of projected and actual achievement of performance goals for performance stock units.

The chart below shows the relationship between (i) compensation actually paid to our PEO and average compensation actually paid to our Non-PEO NEOs, and (ii) our net income. Net Income amounts reported in the graph are on a consolidated basis in accordance with GAAP.

The following chart compares (i) compensation actually paid to our PEO and average compensation actually paid to our Non-PEO NEOs, and (ii) our Company-Selected Measure, Adjusted EBITDA. Adjusted EBITDA amounts reported in the graph are on a consolidated basis.

Pay Versus Performance Tabular List
We believe the following performance measure represents the most important (and only) financial performance measure used by us to link compensation actually paid to our NEOs for our 2024 fiscal year:
•	Adjusted EBITDA

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For our 2024 fiscal year:
•	The median of the annual total compensation of all of our employees, excluding our Chief Executive Officer, was $50,969;
•	The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $6,446,421; and
•	The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 126 to 1.
As permitted under Item 402(u) of Regulation S-K, for fiscal 2024, we used the same median employee who was identified as our median employee for fiscal 2023, because we determined that there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Accordingly, the median employee was identified using the following methodology, assumptions, adjustments, and estimates, as permitted by Item 402(u) of Regulation S-K:
•
We used December 8, 2023 as the date as of which to identify our median employee, and, from our tax and payroll records, we compiled a list of all full-time, part-time and temporary employees who were employed on that date, both within and outside the U.S.

•	We did not exclude any employees located outside the United States.
•
We used total cash compensation (base salary, overtime and annual incentives) as a consistently applied compensation measure to identify our median employee from the remaining employees on the list, and we annualized base salaries for employees who worked for less than the full fiscal year. For employees working outside of the U.S., we converted compensation amounts to U.S. dollars using the applicable 2023 exchange rate.

We calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table.
We note that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee, in calculating the median employee’s annual total compensation and in estimating the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which, along with differences in employee populations, geographic locations, business strategies and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

Director Compensation
The following table summarizes the compensation awarded or paid to the members of the Board for the fiscal year ended December 28, 2024.
Compensation for Fiscal Year 2024

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Xavier Gutierrez	$40,000	$170,000(3)	$210,000
Heather Harding	$40,000	$170,000(4)	$210,000
David Doll	$—	$225,000(5)	$225,000
Thomas Szlosek	$40,000	$180,000(6)	$220,000
Eileen M. Youds	$40,000	$170,000(7)	$210,000
Roger Fradin	$—	$305,000(8)	$305,000
Tony Byerly	$—	$210,000(9)	$210,000
Joseph F. Hanna	$—	$210,000(10)	$210,000
(1)	The amounts in this column represent the fees attributable to Board service for the fiscal year ending on December 28, 2024.
(2)
The amounts in this column represent the grant date fair value of the RSUs as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our audited consolidated financial statements included in the Company’s most recently filed Annual Report on Form 10-K.

(3)	The director received a grant of 12,801 RSUs on June 18, 2024 which vest on June 7, 2025, upon which the RSUs will be settled by delivery of shares of common stock.
(4)	The director received a grant of 12,801 RSUs on June 18, 2024 which vest on June 7, 2025, upon which the RSUs will be settled by delivery of shares of common stock.
(5)	The director received a grant of 16,942 RSUs on June 18, 2024 which vest on June 7, 2025, upon which the RSUs will be settled by delivery of shares of common stock.
(6)	The director received a grant of 13,554 RSUs on June 18, 2024 which vest on June 7, 2025, upon which the RSUs will be settled by delivery of shares of common stock.
(7)	The director received a grant of 12,801 RSUs on June 18, 2024 which vest on June 7, 2025, upon which the RSUs will be settled by delivery of shares of common stock.
(8)	The director received a grant of 22,966 RSUs on June 18, 2024 which vest on June 7, 2025, upon which the RSUs will be settled by delivery of shares of common stock.
(9)	The director received a grant of 15,813 RSUs on June 18, 2024 which vest on June 7, 2025, upon which the RSUs will be settled by delivery of shares of common stock.
(10)	The director received a grant of 15,813 RSUs on June 18, 2024 which vest on June 7, 2025, upon which the RSUs will be settled by delivery of shares of common stock.
Narrative Disclosure to the Director Compensation Table
The Compensation Committee recommended, and the Board authorized and approved, payments to each non-employee director of the Company in the following amounts, commencing effective as of June 7, 2024: (i) for serving as a director, $200,000 per year, payable, at the director’s option, in the equivalent amount in RSUs, or a combination of cash and RSUs, provided that, at least $100,000 of such director compensation shall consist of RSUs; (ii) for serving as vice chairperson of the Board (should that position be established), an additional $20,000 per year, payable in the equivalent amount in RSUs; (iii) for serving as the chairperson of the nominating and corporate governance committee, an additional $15,000 per year, payable in the equivalent amount in RSUs; (iv) for serving as the chairperson of the Compensation Committee, an additional $15,000 per year, payable in the equivalent amount in RSUs; (v) for serving as the chairperson of the audit committee, an additional $20,000 per year, payable in the equivalent amount in RSUs; (vi) for serving as a member of a committee (excluding the chairpersons), an additional $10,000 per year, payable in the equivalent amount in RSUs; and (vii) reimbursement for reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting.
The RSUs will vest according to the schedule described in the footnotes to the table above. All unvested RSUs will immediately and automatically be cancelled and forfeited for no consideration upon the director’s termination of service for any reason, except upon death or disability or upon a Change in Control of the Company, so long as the director continuously provides service to the Company or any affiliate from the grant date through the consummation of the Change in Control. Other than as set forth in the table and described above, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board in 2024. Mr. Jackson, our Chief Executive Officer, receives no compensation for service as a director and, consequently, is not included in this table. The compensation received by Mr. Jackson as an employee of the Company is presented in “— Summary Compensation Table.”

PROPOSAL 4 – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS
Our Certificate currently provides for a classified Board, divided into three classes of directors, with each class elected for a three-year term. The Board has unanimously approved and is recommending that shareholders approve an amendment and restatement of our Certificate to phase out the classified board structure and transition to annual elections of directors (the “Declassification Amendment”).
As part of our Board’s regular review of our corporate governance, our Board considered the advantages and disadvantages of retaining a classified board structure, as well as advice from outside experts and our advisors regarding matters of corporate governance. The Board considered that a classified board structure may promote shareholder value by providing continuity and stability in the management of the business and affairs of the company, as a majority of the Board always has prior experience as directors of the company. In addition, under certain circumstances, classified boards may protect shareholder value by forcing an entity seeking control of the company to initiate discussions at arm’s length with the Board, because the entity cannot replace the majority of the Board in a single election. The Board also considered, however, that even without a classified board, the Certificate and Bylaws contain, and the General Corporation Law of the State of Delaware (“DGCL”) provides to the Company, appropriate safeguards to protect the interests of all shareholders and discourage a would-be acquirer from proceeding with a proposal that undervalues the Company or is opportunistic at the expense of all other shareholders. In addition, the Board considered that many shareholders believe that classified boards can impede the accountability of directors to the shareholders.
After balancing these considerations, the Board determined it was advisable and in the best interests of the Company and its shareholders to phase out the classified board structure. The general description of the Declassification Amendment set forth here is only a summary and is qualified in its entirety be reference to the full text of the Third Amended and Restated Certificate of Incorporation, in the form attached hereto as Annex A (the “Third Amended and Restated Certificate”), which would effect the Declassification Amendment.
If approved by shareholders, the proposed Declassification Amendment would amend Article VI of our Certificate to provide that our classified board structure will be phased out beginning at next year’s annual meeting of shareholders (the “2026 Annual Meeting”), when each Class II director will stand for election for a two-year term. At the 2027 annual meeting of shareholders (the “2027 Annual Meeting”), each of the Class III directors will stand for election for a one-year term. Finally, at the 2028 annual meeting of shareholders (the “2028 Annual Meeting”) and at all annual meetings of shareholders thereafter, all directors will stand for election for a one-year term and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal from office. The phasing-in of annual elections of directors over this period is designed so that the term of any director previously elected by the shareholders for such term will not be shortened, and to ensure a smooth transition to a system of annual elections of all directors. The Declassification Amendment also provides that any director elected to fill any vacancy on the Board, or any newly created director positions resulting from an increase in the number of directors, before the 2028 Annual Meeting would serve the remainder of the term for the class to which they are elected.
Under Delaware law, directors of companies that have a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise, while directors of companies that do not have a classified board may be removed with or without cause. Article VI of our Certificate currently provides that a director may be removed from office only for cause and upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding shares of stock of the Company entitled to vote generally in the election of directors. The proposed Declassification Amendment will amend such provision to provide that, beginning with the 2028 Annual Meeting (that is, the first annual meeting of shareholders at which the Board will no longer be classified), a director may be removed from office with or without cause. In addition, the proposed Supermajority Elimination Amendments described in Proposal 5 would, among other things, amend Article VI such that the removal of directors would require the affirmative vote of the holders of at least a majority of the total voting power of the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Vote Required; Board Recommendation
The Board has unanimously adopted and is submitting for shareholder approval three amendments to our Certificate: this Proposal 4, which institutes the phased-in elimination of the Board’s classified structure and the annual election of directors beginning with the 2028 Annual Meeting; Proposal 5(a), which provides for the elimination of Supermajority Voting Requirements for shareholders to amend certain provisions of our Certificate and Bylaws and to remove directors; and Proposal 5(b), which provides for the elimination of the Supermajority Voting Requirement relating to competition and corporate opportunities. Each of the three proposed amendments will be voted on separately and the effectiveness of any proposed amendment is not conditioned on the approval of any other proposed amendment.
If our shareholders approve the proposed Declassification Amendment, we intend to file with the Secretary of State of the State of Delaware the Third Amended and Restated Certificate of Incorporation in the form attached hereto as Annex A, which will implement the Declassification Amendment (and any other amendment to our Certificate approved by shareholders) and become effective upon filing. In accordance with the DGCL, however, our Board may elect to abandon the Declassification Amendment without further action by the shareholders at any time prior to its effectiveness, notwithstanding shareholder approval of the Declassification Amendment.
The affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve the Declassification Amendment.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE
DECLASSIFICATION AMENDMENT.

INTRODUCTION TO PROPOSALS 5(a) and 5(b) – ELIMINATION OF SUPERMAJORITY VOTE PROVISIONS FROM OUR CERTIFICATE OF INCORPORATION
Our Certificate currently requires a supermajority vote by our shareholders to approve amendments to certain provisions of our Bylaws, to approve amendments to certain provisions of our Certificate and to remove directors (collectively, the “Supermajority Voting Requirements”). The Board has unanimously approved and is recommending that shareholders approve the amendments to our Certificate proposed in Proposals 5(a) and 5(b) (collectively, the “Supermajority Elimination Amendments”) to amend and restate our Certificate to eliminate the Supermajority Voting Requirements.
As part of our Board’s regular review of our corporate governance, our Board considered the advantages and disadvantages of retaining the Supermajority Voting Requirements, as well as advice from outside experts and our advisors regarding matters of corporate governance. The Board considered that under certain circumstances, the Supermajority Voting Requirements may provide certain protections to the Company and its shareholders by making it more difficult for one or a few large shareholders to facilitate a takeover of the Company or implement fundamental changes to the Company without the support of a broad consensus of shareholders. The Board also considered, however, that many shareholders believe that supermajority voting requirements can impede the accountability of directors to the shareholders.
After balancing these considerations, the Board determined it was advisable and in the best interests of the Company and its shareholders to eliminate the Supermajority Vote Requirements. The general description of the Supermajority Elimination Amendments set forth here is only a summary and is qualified in its entirety be reference to the full text of the Third Amended and Restated Certificate of Incorporation, in the form attached hereto as Annex A, which would effect the Supermajority Elimination Amendments.
If approved by shareholders, the proposed Supermajority Elimination Amendments would eliminate each Supermajority Voting Requirement such that the vote required in the future for shareholders to amend each of the Certificate and the Bylaws, as well as to remove directors, would be decreased to the affirmative vote of at least a majority of the total voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors.
Different voting standards apply to the various provisions proposed to be amended, and accordingly, different votes are required for the approval of each of the proposals, as set forth in Proposal 5(a) and 5(b) below. Shareholders will vote on Proposals 5(a) and 5(b) separately, and the approval of each proposal is not conditioned on the approval of the other proposals; each proposal may be approved or rejected independently.
If our shareholders approve either of the Supermajority Elimination Amendments described in Proposals 5(a) and 5(b) below, we intend to file with the Secretary of State of the State of Delaware the Third Amended and Restated Certificate of Incorporation in the form attached hereto as Annex A, which will implement those Supermajority Elimination Amendments which are approved by shareholders (and any other amendment to our Certificate approved by shareholders) and become effective upon filing. In accordance with the DGCL, however, our Board may elect to abandon any approved Supermajority Elimination Amendment without further action by the shareholders at any time prior to their effectiveness, notwithstanding shareholder approval of such approved Supermajority Elimination Amendments.

PROPOSAL 5(a) – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS FOR SHAREHOLDERS TO AMEND CERTAIN PROVISIONS OF OUR CERTIFICATE AND BYLAWS AND TO REMOVE DIRECTORS
Under Articles V, VI and XII of the Certificate, certain matters submitted to a vote of shareholders must be approved by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of the directors, voting together as a single class. Those actions are:
•	altering, amending, repealing or rescinding certain provisions of our Bylaws governing shareholder actions and meetings, director elections and director indemnification and expense reimbursements;
•	removing directors prior to the end of their elected term (as further described under Proposal 4); and
•	amending, altering, repealing or rescinding any of the following Articles of the Certificate:
○	Article V (Amendments to the Bylaws),
○	Article VI (Board of Directors),
○	Article VII (Meetings of Shareholders),
○	Article VIII (Liability of Directors, Indemnification and Advancement of Expenses),
○	Article XI (Exclusive Forum), and
○	Article XII (Amendments to the Certificate).
If approved by shareholders, the amendments contemplated by this Proposal 5(a) will amend Articles V, VI and XII of our Certificate to provide that the Supermajority Voting Requirements to take each of the actions described above will be reduced to the affirmative vote of the holders of a majority of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class (the “Two-Thirds Supermajority Elimination Amendments”).
Vote Required; Board Recommendation
The Board has unanimously adopted and is submitting for shareholder approval three amendments to our Certificate: Proposal 4, which institutes the phased-in elimination of the Board’s classified structure and the annual election of directors beginning with the 2028 Annual Meeting; this Proposal 5(a), which provides for the elimination of Supermajority Voting Requirements for shareholders to amend certain provisions of our Certificate and Bylaws and to remove directors; and Proposal 5(b), which provides for the elimination of the Supermajority Voting Requirement relating to competition and corporate opportunities. Each of the three proposed amendments will be voted on separately and the effectiveness of any proposed amendment is not conditioned on the approval of any other proposed amendment.
The affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve the Two-Thirds Supermajority Elimination Amendments set forth in Articles V, VI and XII of the Third Amended and Restated Certificate set forth in Annex A to this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE
TWO-THIRDS SUPERMAJORITY ELIMINATION AMENDMENTS.

PROPOSAL 5(b) – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT RELATING TO CERTAIN BUSINESS OPPORTUNITIES
Under Article IX of the Certificate, the alteration, amendment, addition to or repeal of any provision of Article IX of the Certificate, which governs certain business opportunities of the Company with non-employee directors and their affiliates, requires the affirmative vote of the holders of at least 80% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of the directors, voting together as a single class.
If approved by shareholders, the amendments contemplated by this Proposal 5(b) will amend Article IX(G) of our Certificate to provide that the Supermajority Voting Requirement to amend Article IX will be reduced to the affirmative vote of the holders of a majority of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class (the “80% Supermajority Elimination Amendment”).
Vote Required; Board Recommendation
The Board has unanimously adopted and is submitting for shareholder approval three amendments to our Certificate: Proposal 4, which institutes the phased-in elimination of the Board’s classified structure and the annual election of directors beginning with the 2028 Annual Meeting; Proposal 5(a), which provides for the elimination of Supermajority Voting Requirements for shareholders to amend certain provisions of our Certificate and Bylaws and to remove directors; and this Proposal 5(b), which provides for the elimination of the Supermajority Voting Requirement relating to competition and corporate opportunities. Each of the three proposed amendments will be voted on separately and the effectiveness of any proposed amendment is not conditioned on the approval of any other proposed amendment.
The affirmative vote of the holders of at least 80% of the total voting power of all the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to approve the 80% Supermajority Elimination Amendment set forth in Article IX of the Third Amended and Restated Certificate set forth in Annex A to this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 80%
SUPERMAJORITY ELIMINATION AMENDMENT.

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

INCORPORATION BY REFERENCE
Neither the Audit Committee Report nor the Compensation Committee Report shall be deemed soliciting material or filed with the SEC and neither shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.
In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.

AVAILABILITY OF SEC FILINGS, CODE OF ETHICS, AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K, and all amendments to those reports filed with the SEC, and our Code of Ethics, Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors, and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, https://ir.janusintl.com, or may be requested in print, at no cost, by contacting us via email at IR@janusintl.com or by mail at Janus International Group, Inc., 135 Janus International Blvd., Temple, GA 30179, Attention: Investor Relations.

WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly, and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is https://ir.janusintl.com. Please note that our website address is provided as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation, and we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting at a fee of approximately $22,500 plus associated costs and expenses. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.
By Order of the Board of Directors,

Elliot Kahler
General Counsel and Corporate Secretary

ANNEX A
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JANUS INTERNATIONAL GROUP, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
Janus International Group, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:
FIRST: The present name of the Corporation is Janus International Group, Inc. The Corporation was incorporated under the name Janus Parent, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 18, 2020. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 7, 2021, changing the name of the Corporation to Janus International Group, Inc. The Second Amended and Restated Certificate of Incorporation of the Corporation was adopted on June 24, 2024 (the “Second Amended and Restated Certificate”).
SECOND: The Board of Directors of the Corporation adopted resolutions authorizing the Corporation to amend, integrate and restate the Second Amended and Restated Certificate in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (this “Third Amended and Restated Certificate”).
THIRD: This Third Amended and Restated Certificate restates and integrates and further amends the Second Amended and Restated Certificate.
FOURTH: The Third Amended and Restated Certificate was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and was approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
*****

IN WITNESS WHEREOF, Janus International Group, Inc. has caused this Third Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by its duly authorized officer on this [•]th day of June, 2025.

JANUS INTERNATIONAL GROUP, INC.

By:
Name:	Elliot Kahler
Title:	Secretary

[Signature Page to Third Amended and Restated Certificate of Incorporation]

Exhibit A
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JANUS INTERNATIONAL GROUP, INC.
Article I
Section 1.1 Name. The name of the Corporation is Janus International Group, Inc. (the “Corporation”).
Article II
Section 2.1 Address. The registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808; and the name of the Corporation’s registered agent at such address is Corporation Service Company.
Article III
Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
Article IV
Section 4.1 Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 826,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 825,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”). The number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Third Amended and Restated Certificate of Incorporation or any certificate of designations relating to any series of Preferred Stock.
Section 4.2 Preferred Stock.
(A) The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designations with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
(B) Except as otherwise required by applicable law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Third Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).
Section 4.3 Common Stock.
(A) Voting Rights.
(1) Except as otherwise provided in this Third Amended and Restated Certificate of Incorporation or as required by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by applicable law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Third Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
(2) Except as otherwise provided in this Third Amended and Restated Certificate of Incorporation or required by applicable law, at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with holders of the Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally, and shall have the exclusive right to vote for the election of directors and all other matters properly submitted to a vote of the stockholders.
(B) Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, the holders of Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by each such stockholder, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.
(C) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock having a preference over the Common Stock as to distributions upon dissolution or liquidation or winding up shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.
Article V
Section 5.1 By-Laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation (as the same may be amended from time to time, the “By-Laws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Third Amended and Restated Certificate of Incorporation. The affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any such provision of the By-Laws.
Article VI
Section 6.1 Board of Directors.
(A) Except as otherwise provided in this Third Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The total number of directors constituting the whole Board shall be determined from time to time by resolution adopted by the Board. Prior to the 2028 annual meeting of stockholders, the directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the total number of such directors. At the 2025 annual meeting of stockholders, the successors of the Class I directors whose terms expired at that meeting were elected for a term expiring at the 2028 annual meeting of stockholders; at the 2026 annual meeting of stockholders, the successors of the Class II directors whose terms expire at that meeting shall be elected for a term expiring at the 2028 annual meeting of stockholders; and at the 2027 annual meeting of stockholders, the successors of the Class III directors whose terms expire at that meeting shall be elected for a term expiring at the 2028 annual meeting of stockholders. Commencing with the 2028 annual meeting of stockholders, the Board will no longer be classified and all directors shall be elected at that meeting and at all subsequent annual meetings of stockholders for a term expiring at the next succeeding annual meeting of stockholders. Until the 2028 annual meeting of stockholders, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the three classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.
(B) Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, or removal) shall be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and shall not be filled by the stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office (i) in the event of a vacancy or newly created directorship occurring prior to the 2028 annual meeting of stockholders, for a term that shall coincide with the remaining term of that class in which the vacancy occurred or new directorship was created and (ii) in the event of a vacancy or newly created directorship occurring at or after the 2028 annual meeting of stockholders, until the following annual meeting of stockholders, or until the director’s earlier death, resignation, or removal.
(C) Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the By-Laws. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed:
(1) at any time prior to the 2028 annual meeting of stockholders, only for cause, by the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and
(2) at any time from and after the 2028 annual meeting of stockholders, with or without cause, by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
(D) Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Third Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 6.1(A), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1(A) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly.
(E) Directors of the Corporation need not be elected by written ballot unless the By-Laws shall so provide.
Article VII
Section 7.1 Meetings of Stockholders. Any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing or by electronic transmission by such holders unless such action is recommended or approved by all directors of the Corporation then in office; provided, however, that any action required or permitted to be taken by the holders of series of Preferred Stock (to the extent expressly permitted by the certificate of designations relating to one or more series of Preferred Stock), voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, or an information processing system, if any, designated by the Corporation for receiving such consents. Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation or as otherwise provided in the By-Laws.
Article VIII
Section 8.1 Limited Liability of Directors. To the fullest extent permitted by applicable law, no director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article VIII shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing prior to such amendment or repeal.
Section 8.2 Director and Officer Indemnification and Advancement of Expenses. The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any Person (as defined below) made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or any predecessor of the Corporation, or, while serving as a director or officer of the Corporation, serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.
Section 8.3 Employee and Agent Indemnification and Advancement of Expenses. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any Person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.
Article IX
Section 9.1 Competition and Corporate Opportunities.
(A) In recognition and anticipation that members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates and Affiliated Entities (each, as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and Affiliated Entities and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.
(B) No Non-Employee Director or his or her Affiliates or Affiliated Entities (the Persons (as defined below) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by applicable law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates, has historically engaged, now engages or proposes to engage at any time or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by applicable law, no Identified Person shall be liable to the Corporation or its stockholders or to any

Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by applicable law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 9.1(C). Subject to Section 9.1(C), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by applicable law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.
(C) Subject to Section 9.1(D), the Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered or presented to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 9.1(B) shall not apply to any such corporate opportunity.
(D) In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation, (iii) is one in which the Corporation has no interest or reasonable expectancy, or (iv) is one presented to any Person for the benefit of a member of the Board or such member’s Affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.
(E) For purposes of this Article IX, (i) “Affiliate” shall mean (a) in respect of a member of the Board, any Person that, directly or indirectly, is controlled by such member of the Board (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Affiliated Entity” shall mean (x) any Person of which a Non-Employee Director serves as an officer, director, employee, agent or other representative (other than the Corporation and any entity that is controlled by the Corporation), (y) any direct or indirect partner, stockholder, member, manager or other representative of such Person or (z) any person controlling, controlled by or under common control with any of the foregoing, including any investment fund or vehicle under common management; and (iii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
(F) To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.
(G) Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Third Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Third Amended and Restated Certificate of Incorporation, the By-Laws, that certain Investor Rights Agreement, dated June 7, 2021, by and among the Corporation and the stockholders of the Corporation party thereto, any indemnification agreement between such Person and the Corporation or any of its subsidiaries, or applicable law.

Article X
Section 10.1 Severability. If any provision of this Third Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Third Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.
Article XI
Section 11.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii)any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation (a) arising pursuant to any provision of the DGCL, this Third Amended and Restated Certificate of Incorporation (as it may be amended or restated) or the By-Laws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by applicable law, be solely and exclusively brought in the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”); provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Delaware Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act of 1933, as amended, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of this Article XI will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.
Article XII
Section 12.1 Amendments. Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, except as expressly provided in any certificate of designations relating to any series of Preferred Stock, this Third Amended and Restated Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Article XIII
Section 13.1 Officer Exculpation. To the fullest extent permitted by applicable law, no officer of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as an officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article XIII shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of an officer of the Corporation existing prior to such amendment or repeal.
***

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED APRIL 10, 2025

JANUS INTERNATIONAL GROUP, INC.
135 JANUS INTERNATIONAL BOULEVARD
TEMPLE, GA 30179

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 15, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JBI2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 15, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65843-P30202 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JANUS INTERNATIONAL GROUP, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of the following three nominees to serve on the Board as Class I directors until the 2028 Annual Meeting.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Ramey Jackson
02) Xavier Gutierrez
03) Heather Harding

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5a and 5b.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V65844-P30202

JANUS INTERNATIONAL GROUP, INC.
Annual Meeting of Shareholders
June 16, 2025 at 2:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ramey Jackson and Elliot Kahler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of JANUS INTERNATIONAL GROUP, INC. that the shareholder(s) held of record as of April 23, 2025 and is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM, EDT on June 16, 2025, virtually at www.virtualshareholdermeeting.com/JBI2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side